Exhibit 4.1

THE BRINK’S COMPANY
as Issuer,
the Guarantors named herein
and
Wilmington Trust, National Association
as Trustee
______________________________________
INDENTURE
Dated as of June 12, 2024
______________________________________
6.500% Senior Notes due 2029
and
6.750% Senior Notes due 2032

TABLE OF CONTENTS

v

EXHIBITS

INDENTURE, dated as of June 12, 2024 among The Brink’s Company, a Virginia corporation (the “Issuer”), the Guarantors (as defined below) and Wilmington Trust, National Association, as trustee (the “Trustee”).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.
ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01.    Definitions.
“2027 Senior Notes” means the Issuer’s 4.625% Senior Notes due 2027 issued pursuant to an indenture dated as of October 20, 2017, among the Issuer, the Guarantors and U.S. Bank National Association, as trustee.
“2029 Applicable Premium” means, with respect to a 2029 Senior Note on any redemption date, the greater of:
(1)    1.0% of the principal amount of such 2029 Senior Note, and
(2)    the excess, if any, of (a) the present value as of such redemption date of (i) the redemption price of such 2029 Senior Note on June 15, 2026 (such redemption price pursuant to Section 3.07) plus (ii) all required interest payments due on such 2029 Senior Note through June 15, 2026 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the 2029 Applicable Treasury Rate as of such redemption date plus 50 basis points, over (b) the then outstanding principal amount of such 2029 Senior Note.
“2029 Applicable Treasury Rate” means as of any redemption date of the 2029 Senior Notes, the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to June 15, 2026; provided, however, that if the period from the redemption date to June 15, 2026 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the 2029 Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the redemption date to June 15, 2026 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.
“2029 Senior Notes” means the 6.500% Senior Notes due 2029 issued by the Issuer pursuant to this Indenture. The Initial 2029 Senior Notes and any Additional 2029 Senior Notes issued under this Indenture shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the 2029 Senior Notes shall include the Initial 2029 Senior Notes and any Additional 2029 Senior Notes.
“2032 Applicable Premium” means, with respect to a 2032 Senior Note on any redemption date, the greater of:
(1)    1.0% of the principal amount of such 2032 Senior Note, and
(2)    the excess, if any, of (a) the present value as of such redemption date of (i) the redemption price of such 2032 Senior Note on June 15, 2027 (such redemption price pursuant to Section 3.08) plus (ii) all required interest payments due on such 2032 Senior Note through June 15, 2027 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the 2032 Applicable Treasury Rate as of such redemption date plus 50 basis points, over (b) the then outstanding principal amount of such 2032 Senior Note.
“2032 Applicable Treasury Rate” means as of any redemption date of the 2032 Senior Notes, the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to June 15, 2027; provided, however, that if the period from the redemption date to June 15, 2027 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the 2032 Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the redemption date to June 15, 2027 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.
“2032 Senior Notes” means the 6.750% Senior Notes due 2032 issued by the Issuer pursuant to this Indenture. The Initial 2032 Senior Notes and any Additional 2032 Senior Notes issued under this Indenture shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the 2032 Senior Notes shall include the Initial 2032 Senior Notes and any Additional 2032 Senior Notes.
“Acquired EBITDA” means, with respect to any Person or business acquired pursuant to a transaction permitted under this Indenture for any period, the amount for such period of Consolidated Adjusted EBITDA of any such Person or business so acquired (determined using such definitions as if references to the Issuer and its Restricted Subsidiaries therein were to such Person or business), as calculated by the Issuer in good faith and which shall be factually supported by historical financial statements.
“Additional Assets” means:
(1)    any property or assets (other than Indebtedness and Capital Stock) to be used by the Issuer or a Restricted Subsidiary;
(2)    the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or another Restricted Subsidiary; or

(3)    Capital Stock constituting a non-controlling interest in any Person that at such time is a Subsidiary.
“Additional 2029 Senior Notes” means additional 2029 Senior Notes (other than the Initial 2029 Senior Notes) issued under this Indenture, as part of the same series as the Initial 2029 Senior Notes, whether or not they bear the same CUSIP or ISIN number as the Initial 2029 Senior Notes.
“Additional 2032 Senior Notes” means additional 2032 Senior Notes (other than the Initial 2032 Senior Notes) issued under this Indenture, as part of the same series as the Initial 2032 Senior Notes, whether or not they bear the same CUSIP or ISIN number as the Initial 2032 Senior Notes.
“Additional Notes” means the Additional 2029 Senior Notes and the Additional 2032 Senior Notes.
“Additional Obligor” has the meaning set forth in clause (2) of Section 4.14.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agent” means any Registrar, Paying Agent, Depository Custodian, or agent for service or notices and demands.
“Agent Members” has the meaning set forth in Section 2.16(a).
“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.
“asset” means any asset or property, whether real, personal or mixed, tangible or intangible.
“Asset Acquisition” means any acquisition of property or series of related acquisitions of property that constitutes all or substantially all of the assets of a business, unit or division of a Person or constitutes all or substantially all of the common stock (or equivalent) of a Person.
“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Issuer or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:
(1)    any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary);

(2)    all or substantially all the assets of any division or line of business of the Issuer or any Restricted Subsidiary; or
(3)    any other assets or property of the Issuer or any Restricted Subsidiary outside of the ordinary course of business of the Issuer or such Restricted Subsidiary.
Notwithstanding the foregoing, none of the following shall be deemed to be an Asset Disposition:
(1)    a disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;
(2)    for purposes of Section 4.09 only, a disposition of all or substantially all the assets of the Issuer in compliance with Section 5.01 or a disposition that constitutes a Change of Control pursuant to this Indenture;
(3)    a sale, contribution, conveyance or other transfer of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” by or to a Receivables Entity in a Qualified Receivables Transaction;
(4)    the license, sublicense or cross-license of intellectual property or other intangibles;
(5)    the lease, assignment or sublease of any real or personal property in the ordinary course of business;
(6)    any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;
(7)    the granting of Security Interests not prohibited by Section 4.11;
(8)    the disposition by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business of (i) cash and cash equivalents, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries, or (iv) rights granted to others pursuant to leases or licenses, to the extent not materially interfering with the operations of the Issuer or its Restricted Subsidiaries;
(9)    a Restricted Payment that does not violate Section 4.10 or any Investment by the Issuer or a Restricted Subsidiary that does not constitute a Restricted Payment;
(10)    any exchange of assets for assets (including a combination of assets) (which assets may include Equity Interests or any securities convertible into, or exercisable or exchangeable for, Equity Interests, but which assets may not include any Indebtedness) of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries, taken as a whole, which in the event of an exchange of assets with a fair market value in excess of (a) $25.0 million shall be evidenced by an Officer’s Certificate and (b) $75.0 million shall be set forth in a resolution approved by at least a majority of the members of the Board of Directors of the Issuer; provided that the Issuer shall apply any cash or cash equivalents received in any such exchange of assets pursuant to the last paragraph of Section 4.09(a);
(11)    dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
(12)    the issuance by the Issuer or a Restricted Subsidiary of preferred stock or any convertible securities;
(13)    any sale of assets received by the Issuer or any Restricted Subsidiary upon foreclosure on a Security Interest;
(14)    the unwinding of any Hedging Obligations (including sales under forward contracts);
(15)    any dispositions to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements;
(16)    the lease or sublease of office space;
(17)    the abandonment, farm-out, lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;
(18)    dispositions of property pursuant to casualty events;
(19)    a single transaction or series of related transactions that involve the disposition of assets with a fair market value (as determined in good faith by the Issuer) of less than $25.0 million; and
(20)    any sale or disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary.
“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate borne by the Notes, compounded on a semiannual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.
“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal, state, local or foreign law for the relief of debtors.
“Board of Directors” means, with respect to any Person, the board of directors or comparable governing body of such Person.
“Business Day” has the meaning set forth in Section 10.07.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations). For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; and
(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).
“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.
“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Consideration” has the meaning set forth in Section 4.09(a)(2).
“Change of Control” means the occurrence of any of the following:
(1)    any Transfer (other than by way of merger or consolidation) of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole to any “person” (as defined in Section 13(d) of the Exchange Act) or “group” (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than any Transfer to the Issuer or one or more Restricted Subsidiaries;
(2)    the adoption of a plan for the liquidation or dissolution of the Issuer (other than in a transaction that complies with Section 5.01); or
(3)    the Issuer or any Restricted Subsidiary becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that a “person” (as defined above) or “group” (as defined above) has become, directly or indirectly, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the voting power of the Voting Stock of the Issuer, other than as a result of (i) any transaction where the voting power of the Voting Stock of the Issuer immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the voting power of the Voting Stock of such beneficial owner or (ii) any merger or consolidation of the Issuer with or into any “person” (as defined above) (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case, if immediately after such transaction no person (as defined above) is the beneficial owner (as defined above), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such Permitted Person.
“Change of Control Offer” has the meaning set forth in Section 4.08(a).
“Change of Control Payment” has the meaning set forth in Section 4.08(a).
“Change of Control Payment Date” has the meaning set forth in Section 4.08(b).
“Commission” means the United States Securities and Exchange Commission.
“Consolidated Adjusted EBITDA” means, for the Issuer and its Restricted Subsidiaries for any period, an amount equal to the sum of:
(1)    Consolidated Net Income for such period; plus
(2)    without duplication, the sum of the following to the extent deducted in determining Consolidated Net Income (other than pursuant to clause (D) below) in accordance with GAAP for such period:
(A)    Consolidated Interest Expense,
(B)    federal, state, local and foreign income taxes payable,
(C)    depreciation, depletion and amortization expense,
(D)    one-time, non-recurring restructuring, integration and transition services costs, in an aggregate amount, when combined with clause (F) below, not to exceed 25% of Consolidated Adjusted EBITDA (calculated before giving effect to this clause (D) or clause (F) below),
(E)    other non-cash charges,
(F)    synergies, operating expense reductions and other net cost savings and integration costs projected by the Issuer in connection with Permitted Acquisitions that have been consummated during the applicable period (calculated on a pro forma basis as though such synergies, expense reductions and cost savings had been realized on the first day of the period for which Consolidated Adjusted EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions; provided that (A) such synergies, expense reductions and cost savings are reasonably identifiable, factually supportable, expected to have a continuing impact on the operations of the Issuer and its Restricted Subsidiaries and have been determined by the Issuer in good faith to be reasonably anticipated to be realizable within 18 months following any such Permitted Acquisition as set forth in an officer’s certificate delivered to the Trustee and (B) no such amounts shall be added pursuant to this clause (F) to the extent duplicative of any expenses or charges otherwise added to Consolidated Adjusted EBITDA, whether through a pro forma adjustment or otherwise; provided, further, that the aggregate amount added back pursuant to this clause (F), when combined with clause (D) above, shall not exceed 25% of Consolidated Adjusted EBITDA of the Issuer and its Restricted Subsidiaries (calculated prior to giving effect to any amounts added back pursuant to this clause (F) or clause (D) above) in any Four-Quarter Period,
(G)    financing fees, financial and other advisory fees, accounting and consulting fees and legal fees and related costs and expenses incurred during such period in connection with acquisitions, Investments, financings and Asset Dispositions permitted by this Indenture; and
(H)    proceeds of business interruption insurance; minus
(3)    without duplication, the sum of the following to the extent included in determining Consolidated Net Income:
(A)    federal, state, local and foreign income tax credits,
(B)    all non-cash items increasing Consolidated Net Income for such period, and
(C)    any cash expense made during such period which represents the reversal of any non-cash charge that was added in a prior period pursuant to clause (2)(E) above.
Notwithstanding the foregoing to the contrary, (x) there shall be included in determining Consolidated Adjusted EBITDA for any period, without duplication, the Acquired EBITDA of any Person or business, or attributable to any property or asset, acquired by the Issuer or any of its Restricted Subsidiaries during such period (but not the Acquired EBITDA of any related Person or business or any Acquired EBITDA attributable to any assets or property, in each case to the extent not so acquired) in connection with a Permitted Acquisition to the extent not subsequently sold, transferred, abandoned or otherwise disposed by the Issuer or such Subsidiary, based on the actual Acquired EBITDA of such acquired entity or business for such period (including the portion thereof occurring prior to such acquisition or conversion) and (y) there shall be excluded in determining Consolidated Adjusted EBITDA for any period, without duplication, the Disposed EBITDA of any Person or business, or attributable to any property or asset, disposed of by the Issuer or any Subsidiary during such period in connection with an Asset Disposition having gross proceeds in excess of $25.0 million, based on the Disposed EBITDA of such disposed entity or business for such period (including the portion thereof occurring prior to such disposition).
For the purposes of calculating Consolidated Adjusted EBITDA, “Permitted Acquisition” means any investment or acquisition (whether by merger, consolidation or other business combination or the acquisition of capital stock or otherwise) permitted under this Indenture.
“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Adjusted EBITDA of the Issuer and its Restricted Subsidiaries during the most recent four consecutive full fiscal quarters for which financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges of the Issuer and its Restricted Subsidiaries during the Four-Quarter Period. Notwithstanding anything to the contrary set forth in the definitions of “Consolidated Adjusted EBITDA” and “Consolidated Interest Expense” (and all component definitions referenced in such definitions), whenever pro forma effect is to be given to the incurrence or repayment of Indebtedness or the issuance or redemption of Preferred Stock, the pro forma calculations shall be determined in good faith by a responsible officer of the Issuer.
For purposes of this definition, Consolidated Adjusted EBITDA and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer and any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period.
In calculating Consolidated Fixed Charges for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:
(a)    interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date (although interest with respect to any Indebtedness for periods while the same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while the same was actually outstanding);
(b)    if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period (although interest with respect to any Indebtedness for periods while the same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while the same was actually outstanding); and
(c)    notwithstanding clause (a) or (b) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.
“Consolidated Fixed Charges” for any period means the sum, without duplication, of (a) Consolidated Interest Expense of the Issuer and its Restricted Subsidiaries for such period, plus (b) the product of (x) all dividend payments on any series of Disqualified Equity Interests of the Issuer and any Restricted Subsidiary or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Restricted Subsidiary or to the extent paid in Qualified Equity Interests) for such period, multiplied by (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and its Restricted Subsidiaries, expressed as a decimal.
“Consolidated Interest Expense” means, with respect to any Person, for any period, the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount and deferred financing costs, non-cash interest payments, the interest component of all payments associated with Capitalized Lease Obligations, capitalized interest, net payments, if any, pursuant to interest rate-related Hedging Obligations and imputed interest with respect to Attributable Indebtedness but excluding write-offs associated with the amendment and restatement or repayment of indebtedness.
“Consolidated Net Income” means, for any period, the net income, after taxes, of the Issuer and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP after giving appropriate effect to any outside minority interests in the Restricted Subsidiaries, but excluding, to the extent reflected in determining such net income, (a) any extraordinary gains and losses for such period, (b) any non-cash impairment, valuation allowance, write-up, write-down or write-off in the book value of any assets and (c) any non-cash gain or loss in connection with any Asset Disposition.
Consolidated Net Income for such period of any Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions or other payments in respect of equity that are actually paid in cash (or to the extent converted into cash) by such Unrestricted Subsidiary to such Person or one of its Restricted Subsidiaries in respect of such period.
Notwithstanding the foregoing, for the purpose of Section 4.10 only (other than Section 4.10(a)(iii)(d)), there shall be excluded from Consolidated Net Income any income arising from any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under Section 4.10(a)(iii)(d).
“Consolidated Total Assets” means, at any time, the total assets of the Issuer and its Restricted Subsidiaries determined on a consolidated basis at such time in accordance with GAAP.
“Corporate Trust Office” means the designated office of the Trustee at which any time its corporate trust business in relation to this Indenture shall be administered, which at the date hereof is located at 1310 Silas Deane Highway, Wethersfield, CT 06109, Attention: The Brink’s Company, Notes Administrator, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).
“Covenant Defeasance” has the meaning set forth in Section 9.03.
“Covenant Suspension Event” has the meaning set forth in Section 4.15(a).
“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Depository” means, with respect to the Global Notes, The Depository Trust Company or another Person designated as depository by the Issuer, which Person must be a clearing agency registered under the Exchange Act.
“Depository Custodian” means the Trustee as custodian with respect to the Global Notes or any successor entity thereto.
“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or any of its Restricted Subsidiaries in connection with an Asset Disposition that is designated as “Designated Non-cash Consideration” pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Non-cash Consideration.
“Disposed EBITDA” means, with respect to any Person or business sold or otherwise disposed of for any period, the amount for such period of Consolidated Adjusted EBITDA of any such Person or business so sold or disposed of (determined using such definitions as if references to the Issuer and its Restricted Subsidiaries therein were to such Person or business), as calculated by the Issuer in good faith.
“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the applicable series of Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a Change of Control occurring prior to the 91st day after the final maturity date of the applicable series of Notes shall not constitute Disqualified Equity Interests if the change of control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions of Section 4.08 and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes of such series as required pursuant to Section 4.08.
“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding any debt securities that are convertible into such shares or other interests in such Person.
“Equity Offering” means a public or private sale for cash of common stock of the Issuer, other than (i) public offerings with respect to common stock of the Issuer or any of its direct or indirect parent entities registered on Form S-4 or Form S-8 or (ii) any sale to any Subsidiary of the Issuer
“Event of Default” has the meaning set forth in Section 6.01.
“Excess Proceeds” has the meaning set forth in Section 4.09(c).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Fixed Amounts” has the meaning set forth in Section 1.03(b).
“Fiscal Year” means the fiscal year of the Issuer, which at the date hereof ends on December 31.
“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business thereof.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Measurement Date; provided, for the avoidance of doubt, that any leases that are not or would not be characterized as Capitalized Leases under GAAP as in effect on the Measurement Date shall not be reclassified as Capitalized Leases and additional liabilities associated with such leases shall not be classified as Indebtedness as a result of any changes in interpretive releases or literature regarding GAAP or any requirements by the independent auditors of the Issuer. At any time after the Issue Date, the Issuer may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP and GAAP concepts shall thereafter be construed to refer to IFRS and corresponding IFRS concepts (except as otherwise provided in this Indenture); provided, further, that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. For purposes of this Indenture, the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.
“Global Note Legend” means the legend substantially in the form set forth in Exhibit C.
“Global Notes” has the meaning set forth in Section 2.16(a).

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. “Guarantee” when used as a verb shall have a corresponding meaning.
“Guarantor” means, with respect to each series of Notes:
(1)    each Subsidiary that executes and delivers a Note Guarantee of such series pursuant to Section 4.14; and
(2)    each Subsidiary that otherwise executes and delivers a Note Guarantee of such series, in each case, until such time as such Person is released from its Note Guarantee in accordance with the provisions of this Indenture.
“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices or availability, either generally or under specific contingencies, and including both physical and financial settlement transactions.
“Holder” or “Noteholder” means any registered holder, from time to time, of any Notes.
“Incurrence Based Amounts” has the meaning set forth in Section 1.03(b).
“Indebtedness” of any Person at any date means, without duplication:
(a)    all liabilities, contingent or otherwise, of such Person for borrowed money;
(b)    all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(c)    all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;
(d)    all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services and except obligations to pay a contingent purchase price as long as such obligation remains contingent;
(e)    the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person (but excluding any accrued but unpaid dividends);
(f)    all Capitalized Lease Obligations of such Person;
(g)    all Indebtedness of others secured by a Security Interest on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(h)    all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or the Restricted Subsidiaries that is guaranteed by the Issuer or a Restricted Subsidiary shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and the Restricted Subsidiaries on a consolidated basis; and
(i)    all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.
The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (g), the lesser of (x) the fair market value (as determined in good faith by the Issuer) of any asset subject to a Security Interest securing the Indebtedness of others on the date that the Security Interest attaches and (y) the amount of the Indebtedness secured. For purposes of clause (e), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Indenture.
“Indenture” means this Indenture as amended, restated or supplemented from time to time.
“Initial 2029 Senior Notes” has the meaning set forth in Section 2.01.
“Initial 2032 Senior Notes” has the meaning set forth in Section 2.01.
“Initial Notes” has the meaning set forth in Section 2.01.
“Initial Purchasers” means J.P. Morgan Securities LLC, BofA Securities, Inc., MUFG Securities Americas Inc., PNC Capital Markets LLC, Truist Securities, Inc., BBVA Securities Inc., BNP Paribas Securities Corp., Capital One Securities, Inc., U.S. Bancorp Investments, Inc., M&T Securities, Inc., Citizens JMP Securities, LLC, Fifth Third Securities, Inc., Huntington Securities, Inc., Regions Securities LLC, Santander US Capital Markets LLC, KeyBanc Capital Markets Inc., Citigroup Global Markets Inc. and HSBC Securities (USA) Inc.
“interest” means interest payable with respect to the Notes.
“Interest Payment Date” means the stated maturity of an installment of interest on the Notes of the applicable series.
“Investment Grade Status” shall occur when the Notes receive any two of the following:
(1)    a rating of “BBB-” or higher from S&P;
(2)    a rating of “Baa3” or higher from Moody’s; or
(3)    a rating of “BBB-” or higher from Fitch;

or the equivalent of such rating by such rating organization or, if no rating of S&P, Moody’s or Fitch then exists, the equivalent of such rating by any other Rating Agency.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and any prepayments and other credits to suppliers made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.
For purposes of the definition of “Unrestricted Subsidiary” and Section 4.10, (a) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer; and (c) any transfer of Capital Stock that results in an entity which became a Restricted Subsidiary after the Issue Date ceasing to be a Restricted Subsidiary shall be deemed to be an Investment in an amount equal to the fair market value (as determined by the Issuer in good faith as of the date of initial acquisition) of the Capital Stock of such entity owned by the Issuer and the Restricted Subsidiaries immediately after such transfer.
“Issue Date” means June 12, 2024, the date on which the Notes were first issued under this Indenture.
“Issuer” has the meaning set forth in the preamble hereto.
“LCT Election” has the meaning set forth in Section 1.03(a).
“LCT Test Date” has the meaning set forth in Section 1.03(a).
“Legal Defeasance” has the meaning set forth in Section 9.02.
“Legal Holiday” has the meaning set forth in Section 10.07.
“Limited Condition Transaction” means (1) any investment or acquisition (whether by merger, consolidation or other business combination or the acquisition of capital stock or otherwise), whose consummation is not conditioned on the availability of, or on obtaining, third-party financing, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (3) any dividends or distributions on, or redemptions of, the Issuer’s capital stock requiring irrevocable notice in advance thereof.
    “Maturity Date” when used with respect to any Note of a series, means the date on which the principal amount of such Note of such series becomes due and payable as therein or herein provided.

    “Measurement Date” means October 20, 2017.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:
(1)    all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees (including financial and other advisory fees) and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;
(2)    all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;
(3)    all distributions and other payments required to be made to non-controlling interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and
(4)    appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, pursuant to the provisions of this Indenture.
“Notes” means the 2029 Senior Notes and the 2032 Senior Notes.
“Offer” has the meaning set forth in Section 4.09(c).
“Offering Memorandum” means the Offering Memorandum of the Issuer, dated June 5, 2024, relating to the offering of the Notes on the Issue Date.
“Officer’s Certificate” means a certificate from any authorized person designated by the applicable board of the Issuer with such authorization certified to the Trustee by the applicable corporate secretary of the Issuer, whether or not required to be provided or delivered herein by the Issuer to the Trustee.

“Officers” means, with respect to any Person, the Chairman, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Controller, any Senior Vice President, any Vice President of such Person or any other authorized officer or director of such Person.
“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of or counsel to the Issuer or any of its Subsidiaries, or other counsel, which is reasonably acceptable to the Trustee. Each such opinion shall include the statements provided for in Section 10.05, if and to the extent required by the provisions thereof.
“Pari Passu Indebtedness” means the 2027 Senior Notes and any other Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantees, as applicable.
“Paying Agent” has the meaning set forth in Section 2.04.
“Payment Default” has the meaning set forth in Section 6.01(6).
“Permitted Security Interests” has the meaning set forth in Section 4.11.
“Person” means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity or group thereof.
“Physical 2029 Senior Notes” means certificated 2029 Senior Notes in registered form that are not Global 2029 Senior Notes.
“Physical 2032 Senior Notes” means certificated 2032 Senior Notes in registered form that are not Global 2032 Senior Notes.
“Physical Notes” means Physical 2029 Senior Notes and Physical 2032 Senior Notes.
“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person having a preference or priority over other Equity Interests (however designated) of such Person, whether now outstanding or issued after the Issue Date.
“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.
“Principal Facility” means any land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing, owned, on the date of this Indenture or thereafter, by the Issuer or a Restricted Subsidiary, which has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of 1.0% of Consolidated Total Assets, other than any such land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing which, in the opinion of the Board of Directors of the Issuer (evidenced by a board resolution), is not of material importance to the business conducted by the Issuer and its Restricted Subsidiaries taken as a whole.

“Private Placement Legend” means the legend substantially in the form set forth in Exhibit B.
“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.
“Qualified Institutional Buyer” shall have the meaning specified in Rule 144A promulgated under the Securities Act.
“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Issuer or any of its Restricted Subsidiaries pursuant to which the Issuer or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to:
(1)    a Receivables Entity (in the case of a transfer by the Issuer or any of its Restricted Subsidiaries); or
(2)    any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Restricted Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms in all material respects at the time of such transaction (as determined in good faith by the Issuer). The grant of a Security Interest in any accounts receivable of the Issuer or any of its Restricted Subsidiaries to secure Indebtedness under the Senior Secured Credit Facility shall not be deemed a Qualified Receivables Transaction.
“Rating Agencies” means Moody’s, S&P and Fitch or if Moody’s, S&P or Fitch or each of them cease to rate any series of the Notes for reasons outside of the control of the Issuer, a nationally recognized statistical rating organization or organizations, as the case may be, within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Issuer which shall be substituted for Moody’s, S&P or Fitch or all of them, as the case may be, with respect to such rating of such series of Notes, as the case may be.
“Receivables Entity” means (a) a Wholly Owned Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with the Issuer, which Person engages in the business of the financing of accounts receivable, and in the case of either clause (a) or (b):

(1)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of such entity:
(a)    is Guaranteed by the Issuer or any Restricted Subsidiary of the Issuer (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),
(b)    is recourse to or obligates the Issuer or any Restricted Subsidiary of the Issuer in any way (other than pursuant to Standard Securitization Undertakings), or
(c)    subjects any property or asset of the Issuer or any Restricted Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings);
(2)    the entity is not an Affiliate of the Issuer or is an entity with which neither the Issuer nor any Restricted Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms that the Issuer reasonably believes to be no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and
(3)    is an entity to which neither the Issuer nor any Restricted Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by providing the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.
“Redemption Date” when used with respect to any Note of any series to be redeemed pursuant to Section 3.07 or Section 3.08, as applicable, means the date fixed for such redemption pursuant to the terms of this Indenture and the Notes.
“Registrar” has the meaning set forth in Section 2.04.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” has the meaning set forth in Section 2.16(a).
“Regulation S Legend” means the legend substantially in the form set forth in Exhibit D.
“Regulation S Notes” has the meaning set forth in Section 2.02.
    “Reporting Default” means a Default described in clause (4) under Section 6.01.
“Responsible Officer” means, when used with respect to the Trustee, any officer in the corporate trust department of the Trustee including any director, vice president, assistant vice president or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, and any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case, having direct responsibility for the administration of this Indenture.
“Restricted Global 2029 Senior Note” means a Global 2029 Senior Note that is a Restricted 2029 Senior Note.
“Restricted Global 2032 Senior Note” means a Global 2032 Senior Note that is a Restricted 2032 Senior Note.
“Restricted Global Note” means the Restricted Global 2029 Senior Note and the Restricted Global 2032 Senior Note.
“Restricted Note” has the same meaning as “restricted security” set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request (at the expense of the Issuer) and conclusively rely upon an Opinion of Counsel with respect to whether any Note of a series is a Restricted Note.
“Restricted Payment” means any of the following:
(a)    any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Issuer or any payment (whether in cash, securities or other property), including, without limitation, any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Issuer’s shareholders, partners or members (or the equivalent Person thereof); or
(b)    any Investment in an Unrestricted Subsidiary.
“Restricted Payments Basket” has the meaning set forth in Section 4.10(a)(iii).
“Restricted Period” has the meaning set forth in Section 2.17(b)(i).
“Restricted Physical 2029 Senior Note” means a Physical 2029 Senior Note that is a Restricted 2029 Senior Note.
“Restricted Physical 2032 Senior Note” means a Physical 2032 Senior Note that is a Restricted 2032 Senior Note.
“Restricted Physical Notes” means the Restricted Physical 2029 Senior Notes and the Restricted Physical 2032 Senior Notes.
“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.
“Reversion Date” has the meaning set forth in Section 4.15(b).

“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 144A Global Note” has the meaning set forth in Section 2.16(a).
“Rule 144A Notes” has the meaning set forth in Section 2.02.
“S&P” means S&P Global Ratings (a division of S&P Global Inc.) or any successor to the rating agency business thereof.
“Sale and Leaseback Transaction” means any sale or transfer made by the Issuer or one or more Restricted Subsidiaries (except a sale or transfer made to the Issuer or one or more Restricted Subsidiaries) of any Principal Facility that (in the case of a Principal Facility which is a building or equipment) has been in operation, use or commercial production (exclusive of test and start-up periods) by the Issuer or any Restricted Subsidiary for more than 180 days prior to such sale or transfer, or that (in the case of a Principal Facility that is a parcel of real property not containing a building) has been owned by the Issuer or any Restricted Subsidiary for more than 180 days prior to such sale or transfer, if such sale or transfer is made with the intention of leasing, or as part of an arrangement involving the lease of such Principal Facility to the Issuer or a Restricted Subsidiary (except a lease for a period not exceeding 36 months made with the intention that the use of the leased Principal Facility by the Issuer or such Restricted Subsidiary will be discontinued on or before the expiration of such period). The creation of any Secured Debt permitted under Section 4.11 will not be deemed to create or be considered a Sale and Leaseback Transaction.
“Secured Debt” means outstanding Indebtedness of the Issuer or a Restricted Subsidiary which is secured by (a) a Security Interest in any property or assets of the Issuer or any Restricted Subsidiary, or (b) a Security Interest in any shares of stock owned directly or indirectly by the Issuer in a Restricted Subsidiary. The securing in the foregoing manner of any previously unsecured debt shall be deemed to be the creation of Secured Debt at the time such security is given. The amount of Secured Debt at any time outstanding shall be the aggregate principal amount then owing thereon by the Issuer and the Restricted Subsidiaries.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Security Interest” means any mortgage, pledge, lien, encumbrance or other security interest which secures payment or performance of an obligation.
    “Senior Debt” means:
(1)    all Indebtedness of the Issuer or any of its Restricted Subsidiaries outstanding under the Senior Secured Credit Facility and all Hedging Obligations and Treasury Management Arrangements thereunder or with respect thereto;
(2)    the Notes and any other Indebtedness of the Issuer or any of its Restricted Subsidiaries, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Note Guarantee; and

(3)    all obligations with respect to the items listed in the preceding clauses (1) and (2).
    Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:
(A)    any intercompany Indebtedness of the Issuer or any of its Subsidiaries to the Issuer or any of its Subsidiaries;
(B)    any Indebtedness that is incurred in violation of this Indenture; or
(C)    any trade payables or taxes owed or owing by the Issuer or any of its Restricted Subsidiaries.
“Senior Secured Credit Facility” means that certain credit agreement, dated October 17, 2017, as amended on June 23, 2022, as such agreement may be further amended, restated, modified, renewed, refunded, replaced or refinanced, including any agreement(s) extending the maturity of or refinancing (including increasing the amount of available borrowings thereunder or adding the Issuer or Restricted Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement(s) or any successor or replacement agreement and whether by the same or any other agent, trustee, lender, investor, note holder or group of lenders, investors or note holders or other creditor or group of creditors.
“Senior Secured Net Leverage Ratio” means, as of the date of determination, the ratio of (a) the Total Net Debt of the Issuer and its Restricted Subsidiaries secured by a Security Interest to (b) Consolidated Adjusted EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended four fiscal quarter period ending immediately prior to such date for which financial statements are available. In the event that the Issuer or any of its Restricted Subsidiary incurs, redeems, retires, defeases or extinguishes any Total Net Debt (other than Indebtedness under a revolving credit facility unless such Indebtedness has been permanently paid and not replaced) subsequent to the commencement of the period for which the Senior Secured Net Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Senior Secured Net Leverage Ratio is made, then the Senior Secured Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement, defeasance or extinguishment of Total Net Debt as if the same had occurred at the beginning of the applicable four-quarter period. Notwithstanding anything to the contrary set forth in the definition of “Consolidated Adjusted EBITDA” (and all component definitions referenced in such definitions), whenever pro forma effect is to be given to any Asset Acquisition, Asset Disposition (in each case with a fair market value (as determined in good faith by the Issuer) greater than $10.0 million) or incurrence, redemption, retirement, defeasance or extinguishment of Total Net Debt, the pro forma calculations shall be determined in good faith by a responsible officer of the Issuer.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Restricted Subsidiary that, taken as a whole, are customary in an accounts receivable transaction (as determined in good faith by the Issuer).

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the guarantees of the Notes by the Issuer or such Restricted Subsidiary, as the case may be.
“Subsidiary” means a corporation, association, partnership, limited liability company or other entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by the Issuer or by one or more other Subsidiaries, or by the Issuer and one or more other Subsidiaries.
“Suspended Covenants” has the meaning set forth in Section 4.15(a).
“Suspension Period” has the meaning set forth in Section 4.15(b).
“Total Net Debt” means, at any date of determination, the aggregate amount of all outstanding Indebtedness (less all unrestricted cash and cash equivalents) of the Issuer and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.
“Total Net Leverage Ratio” means, as of the date of determination, the ratio of (a) the Total Net Debt of the Issuer and its Restricted Subsidiaries to (b) Consolidated Adjusted EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended four fiscal quarter period ending immediately prior to such date for which financial statements are available. In the event that the Issuer or any Restricted Subsidiary incurs, redeems, retires, defeases or extinguishes any Total Net Debt (other than Indebtedness under a revolving credit facility unless such Indebtedness has been permanently paid and not replaced) subsequent to the commencement of the period for which the Total Net Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Total Net Leverage Ratio is made, then the Total Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement, defeasance or extinguishment of Total Net Debt as if the same had occurred at the beginning of the applicable four-quarter period. Notwithstanding anything to the contrary set forth in the definition of “Consolidated Adjusted EBITDA” (and all component definitions referenced in such definitions), whenever pro forma effect is to be given to any Asset Acquisition, Asset Disposition (in each case with a fair market value (as determined in good faith by the Issuer) greater than $10.0 million) or incurrence, redemption, retirement, defeasance or extinguishment of Total Net Debt, the pro forma calculations shall be determined in good faith by a responsible officer of the Issuer.
“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by Sale and Leaseback Transaction, consolidation, merger, liquidation, dissolution or otherwise, in one transaction or a series of transactions.
“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

“Unrestricted Global 2029 Senior Note” means a Global 2029 Senior Note that is not a Restricted 2029 Senior Note.
“Unrestricted Global 2032 Senior Note” means a Global 2032 Senior Note that is not a Restricted 2032 Senior Note.
“Unrestricted Global Notes” means the Unrestricted Global 2029 Senior Notes and the Unrestricted Global 2032 Senior Notes.
“Unrestricted Notes” means Notes that are not Restricted Notes.
“Unrestricted Physical Note” means a Physical Note that is not a Restricted Note.
“Unrestricted Subsidiary” means (a) Servicio Pan Americano de Protección C.A., Aeropanamericano, C.A., Artes Graficas Avanzadas 98, C.A., Blindados de Zulia Occidente, C.A., Blindados de Oriente, S.A., Blindados Panamericanos, S.A., Blindados Centro Occidente, S.A., Documentos Mercantiles, S.A., Instituto Panamericano, C.A., Panamericana de Vigilancia, S.A., Transportes Expresos, C.A., Tepuy Inmobiliaria VII, C.A., Brink’s Capital LLC and Brink’s Capital Holding Company LLC, (b) any other Subsidiary of the Issuer other than the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors after the Issue Date, as provided below) and (c) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary after the Issue Date unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any lien on, any property of, the Issuer or any Restricted Subsidiary (other than any Subsidiary of the Subsidiary to be so designated); provided that (i) such designation complies with Section 4.10 and (ii) each of (1) the Subsidiary to be so designated and (2) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Secured Debt by a Restricted Subsidiary of the Issuer of any outstanding Secured Debt of such Unrestricted Subsidiary, and such designation will only be permitted if immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing provisions. For the avoidance of doubt, Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture.
“U.S. Government Obligations” means marketable direct obligations issued by, or unconditionally guaranteed as to full and timely payment by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America that, in each case, mature within one year from the date of acquisition thereof and are not callable or redeemable at the option of the issuer thereof.
“U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the Securities Act.

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have power to vote in the election of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).
“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.
SECTION 1.02.    Rules of Construction.
Unless the context otherwise requires:
(1)    a term has the meaning assigned to it herein, whether defined expressly or by reference;
(2)    “or” is not exclusive;
(3)    words in the singular include the plural, and in the plural include the singular;
(4)    words used herein implying any gender shall apply to both genders;
(5)    “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;
(6)    unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;
(7)    “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;
(8)    “will” shall be interpreted to express a command; and
(9)    “including” means including without limitation.
SECTION 1.03.    Certain Financial Tests and Calculations.
(a)    When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence of Indebtedness for purposes of testing the Senior Secured Net Leverage Ratio test and the Total Net Leverage Ratio test, the incurrence of Security Interests, repayments, Restricted Payments and Asset Dispositions), in each case, at the option of the Issuer (the Issuer’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any Default or Event of

Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice, declaration of a dividend or similar event), and if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence of Indebtedness for purposes of testing the Senior Secured Net Leverage Ratio test and the Total Net Leverage Ratio test, the incurrence of Security Interests, repayments, Restricted Payments and Asset Dispositions) and any related pro forma adjustments, the Issuer or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes; provided that (a) compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence of Indebtedness for purposes of testing the Senior Secured Net Leverage Ratio test and the Total Net Leverage Ratio test, the incurrence of Security Interests, repayments, Restricted Payments and Asset Dispositions) and (b) Consolidated Adjusted EBITDA for purposes of the Consolidated Fixed Charge Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest rate contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest rate exists, as reasonably determined by the Issuer in good faith.
For the avoidance of doubt, if the Issuer has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Adjusted EBITDA of the Issuer, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations (and no Default or Event of Default shall be deemed to have occurred due to such failure to comply), and (2) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated and the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.
(b)    Notwithstanding anything to the contrary herein with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture under a restrictive covenant that does not require compliance with a financial ratio or test (including, without limitation, any Consolidated Fixed Charge Coverage Ratio test, any Senior Secured Net Leverage Ratio test and any Total Net Leverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence.

ARTICLE TWO

THE SECURITIES
SECTION 2.01.    Amount of Notes.
The Trustee shall initially authenticate $400,000,000 aggregate principal amount of 2029 Senior Notes (the “Initial 2029 Senior Notes”) and $400,000,000 aggregate principal amount of 2032 Senior Notes (the “Initial 2032 Senior Notes” and, together with the Initial 2029 Senior Notes, the “Initial Notes”), in each case, for original issue on the Issue Date upon a written order of the Issuer signed by one Officer, together with an Officer’s Certificate of the Issuer and an Opinion of Counsel, which opinion shall cover the enforceability of such Notes as well as what is required by Sections 10.04 and 10.05 hereof. The Trustee shall authenticate the Additional 2029 Senior Notes or the Additional 2032 Senior Notes, in each case, thereafter from time to time in an unlimited amount for original issue upon a written order of the Issuer in the form of an Officer’s Certificate in aggregate principal amount as specified in such order together with an Opinion of Counsel, which opinion shall cover the enforceability of such Notes as well as what is required by Sections 10.04 and 10.05 hereof; provided that the Additional Notes of a series shall have identical terms to the Initial Notes of such series offered on the Issue Date, other than, if applicable, the date from which interest will accrue and the first Interest Payment Date; provided, further, that if any Additional Notes of a series are not fungible with the Initial Notes of such series for U.S. federal income tax purposes, such Additional Notes of such series will have a separate CUSIP number and ISIN from the Initial Notes of such series.
The Trustee shall also authenticate (i) replacement Notes as provided in Section 2.08, (ii) Notes issued in connection with certain transfers and exchanges as provided in Sections 2.07, 2.16 and 2.17, (iii) Notes issued in connection with a partial redemption of the Notes as provided in Section 3.06 or a partial repurchase of a Note as provided in Section 4.08 and (iv) Notes exchanged as provided in Section 8.04, in each case upon a written order of the Issuer in the form of an Officer’s Certificate in aggregate principal amount as specified in such order. Each such written order shall specify the principal amount of Notes to be authenticated and the date on which the Notes are to be authenticated.
SECTION 2.02.    Form and Dating; Legends.
Each series of Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A-1 and Exhibit A-2 (in the case of the Restricted Notes), as applicable, and Exhibit A-3 and Exhibit A-4 (in the case of Unrestricted Notes), as applicable, each of which is incorporated in and forms a part of this Indenture. Each Note shall be dated the date of its authentication.
The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“Rule 144A Notes”), Notes offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”) and all other Restricted Notes shall bear the Private Placement Legend. All Global Notes shall bear the Global Note Legend. Regulation S Notes shall bear the Regulation S Legend.

The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. If there is a conflict between the terms of the Notes and this Indenture, the terms of this Indenture shall govern.
The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.
SECTION 2.03.    Execution and Authentication.
The Notes of each series shall be executed on behalf of the Issuer by an Officer of the Issuer. The signature of the Officer on the Notes may be manual, electronic, facsimile or PDF transmission.
If the Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
The Trustee may appoint one or more authenticating agents, at the expense of the Issuer, to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.
Notes shall be issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
SECTION 2.04.    Registrar and Paying Agent.
The Issuer shall maintain (a) an office or agency where Notes of each series may be presented for registration of transfer or for exchange (the “Registrar”), (b) an office or agency in the City of Richmond, the Commonwealth of Virginia or in the city in the United States in which the Trustee’s Corporate Trust Office is located, where Notes of each series may be presented for payment (the “Paying Agent”) and (c) an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes of any series and this Indenture may be served. The Registrar shall keep a register of the Notes of each series and of their transfer and exchange. The Registrar shall provide a copy of such register from time to time upon request of the Issuer. The Issuer may appoint one or more co-registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrars. The term “Paying Agents” means the Paying Agent and any additional Paying Agents. The Issuer or any Affiliate thereof may act as Registrar or a Paying Agent.
The Issuer shall enter into an appropriate agency agreement with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee in writing of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or any required co-registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.
The Issuer initially appoints the Trustee as Registrar, Paying Agent and Depository Custodian.
The Issuer initially appoints The Depository Trust Company to act as Depository with respect to the Global Notes. The Issuer may change the Depository at any time without notice to any Holder, but the Issuer will notify the Trustee in writing of the name and address of any new Depository.
The Issuer shall be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium (including the 2029 Applicable Premium and the 2032 Applicable Premium, as applicable), if any, and any additional amounts, defaulted interest or other amounts payable on the Notes. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Issuer will provide a schedule of its calculations to the Trustee when reasonably requested by the Trustee. The Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification. The Trustee shall forward the Issuer’s calculations referred to above in this paragraph to any Holder of the Notes of the applicable series upon the written request of such Holder.
SECTION 2.05.    Paying Agent To Hold Money in Trust.
The Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes of the applicable series (whether such money has been paid to it by the Issuer, one or more of the Guarantors or any other obligor on the Notes of such series), and the Issuer and the Paying Agent shall notify the Trustee in writing of any default by the Issuer (or any other obligor on the Notes of such series) in making any such payment. Money held in trust by a Paying Agent need not be segregated except as required by law and in no event shall a Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default pursuant to Section 6.01(1) or (2), upon written request to a Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, such Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.    Noteholder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders of each series. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders of each series.
SECTION 2.07.    Transfer and Exchange.
Subject to Sections 2.16 and 2.17, when Notes of any series are presented to the Registrar with a request from the Holder of such Notes of such series to register a transfer or to exchange them for an equal principal amount of Notes of such series of other authorized denominations, the Registrar shall register the transfer as requested. Every Note of any series presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate new Notes of such series (and the Guarantors of such series of Notes shall execute the Guarantees of such series of Notes thereon) evidencing such transfer or exchange. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Issuer or the Trustee may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any transfer or exchange pursuant to Section 2.11, 3.06, 4.08, 4.09 or 8.04 (in which events the Issuer shall be responsible for the payment of such taxes or charge). The Issuer and the Registrar shall not be required to exchange or register a transfer of any Note of any series for a period of 15 days immediately preceding the mailing of notice of redemption of Notes of such series to be redeemed or of any Note of such series selected, called or being called for redemption except the unredeemed portion of any Note of such series being redeemed in part.
Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.
SECTION 2.08.    Replacement Notes.
If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate a replacement Note of the applicable series (and the Guarantors of such series of Notes shall execute the Guarantees of such series of Notes thereon) if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. An indemnity bond shall also be posted, sufficient in the judgment of all to protect the Issuer, the Guarantors, the Trustee, the Registrar and any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer’s reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuer for the Trustee’s reasonable out-of-pocket expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note and may require the payment of a sum sufficient to cover any tax, assessment, fee or other charge that may be imposed in relation thereto and any other expenses (including the reasonable out-of-pocket fees and expenses of the Trustee) connected therewith. Every replacement Note shall constitute a contractual obligation of the Issuer. The provisions of this Section 2.08 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed, mutilated or wrongfully taken Notes.
SECTION 2.09.    Outstanding Notes.
The Notes of any series outstanding at any time are all Notes of such series that have been authenticated by the Trustee except for (a) those canceled by or on behalf of the Trustee, (b) those accepted by the Trustee for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes of such series theretofore authenticated by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.
If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to the Trustee and the Issuer that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer and the replacement Note is cancelled by the Trustee.
If a Paying Agent holds, in its capacity as such, on any Maturity Date, U.S. Dollars sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall cease to be outstanding and interest on them shall cease to accrue.
SECTION 2.10.    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes of any series have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes of such series owned by the Issuer or any other Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes of such series as to which a Responsible Officer of the Trustee has actually received an Officer’s Certificate stating that such Notes of such series are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the

Notes and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.
SECTION 2.11.    Temporary Notes.
Until definitive Notes of any series are prepared and ready for delivery, the Issuer may prepare and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate temporary Notes of such series. Temporary Notes of any series shall be substantially in the form of definitive Notes of such series but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate definitive Notes of any series in exchange for temporary Notes of such series. Until such exchange, temporary Notes of any series shall be entitled to the same rights, benefits and privileges as definitive Notes of such series.
SECTION 2.12.    Cancellation.
The Issuer at any time may deliver Notes of any series to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes of any series surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes of any series surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes of such series in its customary manner. The Issuer may not reissue or resell or issue new Notes of any series to replace Notes of such series that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation.
SECTION 2.13.    Defaulted Interest.
If the Issuer defaults on a payment of interest on the Notes of any series, the Issuer shall pay the defaulted interest then borne by the Notes of such series plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders thereof on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. If such default continues for thirty (30) days, the Issuer shall fix such special record date and payment date. At least 10 days before such special record date, the Issuer (or upon the written request of the Issuer, the Trustee, in the name and at the expense of the Issuer) shall mail to each affected Noteholder and the Trustee of such series a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes of such series may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee. If the Issuer elects for the Trustee to send such notice to the Holders then the Issuer shall provide such notice to the Trustee along with a written notice to the Trustee instructing the Trustee to send such notice to the Holders at least five (5) days (or such shorter time as may be agreed by the Trustee in its discretion) before such notice is required to be mailed to the Holders.
Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the record date for the Interest Payment Date for which interest has not been paid.

In the event that the Issuer is required to pay defaulted interest to Holders of Notes of any series, the Issuer will provide written notice to the Trustee of its obligation to pay such defaulted interest no later than fifteen (15) days prior to the proposed payment date for the defaulted interest and such notice shall set forth the amount of defaulted interest to be paid by the Issuer on such payment date. The Trustee shall not at any time be under any duty or responsibility to the Holders to determine the defaulted interest, or with respect to the nature, extent, or calculation of the amount of defaulted interest owed, or with respect to the method employed in such calculation of the defaulted interest.
SECTION 2.14.    CUSIP and ISIN Numbers.
The Issuer in issuing the Notes of any series may use “CUSIP” and “ISIN” numbers, and if so used, such CUSIP and ISIN numbers shall be included in notices as a convenience to Holders; provided that the Trustee shall not be liable for any CUSIP or ISIN printed on any Note, notice or elsewhere; and provided further that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers printed in the notice or on the Notes of such series, that reliance may be placed only on the other identification numbers printed on the Notes of such series, and any such notice shall not be affected by any defect in or omission of such CUSIP or ISIN numbers. The Issuer shall promptly notify the Trustee, in writing, of any such CUSIP or ISIN number used by the Issuer in connection with the issuance of the Notes of such series and of any change in any such CUSIP or ISIN number.
SECTION 2.15.    Deposit of Moneys.
Prior to 10:00 A.M., New York City time, on each Interest Payment Date and Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds U.S. Dollars sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits such Paying Agents to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes of any series shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes of such series represented thereby. The principal and interest on Physical Notes of any series shall be payable, either in person, by wire transfer or by mail, at the office of the Paying Agent or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes of such series at their respective addresses set forth in the register of Holders of Notes of such series, such payment information to be received by the Paying Agent or the Issuer at least 15 days prior to the applicable payment date. Final payment of principal at maturity with respect to a Physical Note of any series will only be made by the Trustee upon surrender of the related Note of such series to the Trustee at its Corporate Trust Office.
SECTION 2.16.    Book-Entry Provisions for Global Notes.
(a)    Rule 144A Notes of any series initially shall be represented by one or more Notes of such series in registered, global form without interest coupons (the “Rule 144A Global Notes”). Regulation S Notes of any series initially shall be represented by one or more Notes of such series in registered, global form without interest coupons (the “Regulation S Global Notes”). The term “Global Notes” with respect to a series means the Rule 144A Global Note of such series and the Regulation S Global Note of such series. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such

Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Private Placement Legend.
Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or under the Global Notes. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. None of the Issuer, the Trustee, the Paying Agent nor the Registrar shall have any responsibility or liability for any acts or omissions of the Depository with respect to such Global Note, for the records of the Depository, including records in respect of the beneficial owners of any such Global Note, for any transactions between the Depository and any Agent Member or between or among the Depository, any such Agent Member and/or any Holder or beneficial owner of such Global Note, or for any transfers of beneficial interests in any such Global Note. Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depository.
(b)    Transfers of Global Notes of any series shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes of any series may be transferred or exchanged for Physical Notes of such series only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note of any series shall be exchangeable for Physical Notes of such series (i) if requested by a holder of such interests upon receipt by the Trustee of written instructions from the Depository or its nominee on behalf of any beneficial owner and in accordance with the rules and procedures of the Depository and provisions of this Section 2.16 or (ii) if the Depository notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note of such series and the Issuer thereupon fail to appoint a successor depository within 120 days or (iii) if the Depository has ceased to be a clearing agency registered under the Exchange Act or (iv) if there shall have occurred and be continuing an Event of Default with respect to such Global Note of such series and the Depository has requested such exchange. In all cases, Physical Notes of any series delivered in exchange for any Global Note of such series or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.
(c)    In connection with the transfer of a Global Note of any series as an entirety to beneficial owners pursuant to subsection (b) of this Section 2.16, such Global Note of such series shall be deemed to be surrendered to the Trustee for cancellation in accordance with its customary procedures, and the Issuer shall execute and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note of such series, an equal aggregate principal amount of Physical Notes of such series of authorized denominations.
(d)    Any Restricted Physical Note of any series delivered in exchange for an interest in a Global Note of such series pursuant to Section 2.17 shall, except as otherwise provided in Section 2.17, bear the Private Placement Legend.

(e)    The Holder of any Global Note of any series may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes of such series.
SECTION 2.17.    Transfer and Exchange of Notes.
(a)    Transfer and Exchange of Global Notes. A Global Note of any series may not be transferred as a whole except as set forth in Section 2.16(b). Global Notes of any series will not be exchanged by the Issuer for Physical Notes of such series except under the circumstances described in Section 2.16(b). Global Notes of any series also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.17(b) or 2.17(f).
(b)    Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes of any series shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Restricted Global Notes of any series shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes of any series shall be transferred or exchanged only for beneficial interests in Global Notes of such series. Transfers and exchanges of beneficial interests in the Global Notes of any series also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note of any series may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note of such series in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the 40th day after the later of the commencement of the offering of the Notes of such series represented by a Regulation S Global Note of such series and the issue date of such Notes of such series (such period through and including such 40th day, the “Restricted Period”), transfers of beneficial interests in a Regulation S Global Note of such series may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Note of any series may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.17(b)(i).
(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note of any series that is not subject to Section 2.17(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note of such series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes of any series contained in this Indenture and the Notes of such series, the Trustee shall adjust the principal amount of the relevant Global Note(s) of such series pursuant to Section 2.17(f).
(iii)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Restricted Global Note of any series may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note of such series if the transfer complies with the requirements of Section 2.17(b)(ii) above and the Registrar receives the following:
(A)    if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note of such series, then the transferor must deliver a certificate in the form of Exhibit E-1 or Exhibit E-2, as applicable, including the certifications in item (1) thereof; and
(B)    if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note of such series, then the transferor must deliver a certificate in the form of Exhibit E-1 or Exhibit E-2, as applicable, including the certifications in item (2) thereof.
(iv)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Restricted Global Note of any series may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note of such series or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series if the exchange or transfer complies with the requirements of Section 2.17(b)(ii) above and the Registrar receives the following:
(A)    if the holder of such beneficial interest in a Restricted Global Note of such series proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note of such series, a certificate from such holder in the form of Exhibit F-1 or Exhibit F-2, as applicable, including the certifications in item (1)(a) thereof; or
(B)    if the holder of such beneficial interest in a Restricted Global Note of such series proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series, a certificate from such holder in the form of Exhibit E-1 or Exhibit E-2, as applicable, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global

Note of such series has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes of such series in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).
(v)    Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note. Beneficial interests in an Unrestricted Global Note of such series cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note of such series.
(c)    Transfer and Exchange of Beneficial Interests in Global Notes for Physical Notes. A beneficial interest in a Global Note of any series may not be exchanged for a Physical Note of such series except under the circumstances described in Section 2.16(b). A beneficial interest in a Global Note of such series may not be transferred to a Person who takes delivery thereof in the form of a Physical Note of such series except under the circumstances described in Section 2.16(b).
(d)    Transfer and Exchange of Physical Notes for Beneficial Interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes of any series also shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:
(i)    Restricted Physical Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Physical Note of such series proposes to exchange such Restricted Physical Note of such series for a beneficial interest in a Restricted Global Note of such series or to transfer such Restricted Physical Note of such series to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note of such series, then, upon receipt by the Registrar of the following documentation:
(A)    if the Holder of such Restricted Physical Note of such series proposes to exchange such Restricted Physical Note of such series for a beneficial interest in a Restricted Global Note of such series, a certificate from such Holder in the form of Exhibit F-1 or Exhibit F-2, as applicable, including the certifications in item (2)(a) thereof;
(B)    if such Restricted Physical Note of such series is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit E-1 or Exhibit E-2, as applicable, including the certifications in item (1) thereof;
(C)    if such Restricted Physical Note of such series is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit E-1 or Exhibit E-2, as applicable, including the certifications in item (2) thereof;
(D)    if such Restricted Physical Note of such series is being transferred pursuant to an exemption from the registration requirements of the

Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit E-1 or Exhibit E-2, as applicable, including the certifications in item (3)(a) thereof;
(E)    [reserved]; or
(F)    if such Restricted Physical Note of such series is being transferred to the Issuer or a Subsidiary thereof, a certificate to the effect set forth in Exhibit E-1 or Exhibit E-2, as applicable, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Physical Note of such series in accordance with its customary procedures, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note of such series.
(ii)    Restricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Physical Note of such series may exchange such Restricted Physical Note of such series for a beneficial interest in an Unrestricted Global Note of such series or transfer such Restricted Physical Note of such series to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series only if the Registrar receives the following:
(A)    if the Holder of such Restricted Physical Note of such series proposes to exchange such Restricted Physical Note of such series for a beneficial interest in an Unrestricted Global Note of such series, a certificate from such Holder in the form of Exhibit F-1 or Exhibit F-2, as applicable, including the certifications in item (1)(b) thereof; or
(B)    if the Holder of such Restricted Physical Notes of such series proposes to transfer such Restricted Physical Note of such series to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series, a certificate from such Holder in the form of Exhibit E-1 or Exhibit E-2, as applicable, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Restricted Physical Notes of such series in accordance with its customary procedures and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note of such series. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note of such series has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes of such series in an aggregate principal amount equal to the aggregate principal amount of Restricted Physical Notes of such series transferred or exchanged pursuant to this subparagraph (ii).

(iii)    Unrestricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Physical Note of any series may exchange such Unrestricted Physical Note of such series for a beneficial interest in an Unrestricted Global Note of such series or transfer such Unrestricted Physical Note of such series to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Physical Note of such series in accordance with its customary procedures and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes of such series. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note of such series has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes of such series in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Physical Notes of such series transferred or exchanged pursuant to this subparagraph (iii).
(iv)    Unrestricted Physical Notes to Beneficial Interests in Restricted Global Notes. An Unrestricted Physical Note of any series cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Note of such series.
(e)    Transfer and Exchange of Physical Notes for Physical Notes. Upon written request by a Holder of Physical Notes of such series and such Holder’s compliance with the provisions of this Section 2.17(e), the Registrar shall register the transfer or exchange of Physical Notes of such series. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Physical Notes of such series duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.17(e).
(i)    Restricted Physical Notes to Restricted Physical Notes. A Restricted Physical Note of any series may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Physical Note of such series if the Registrar receives the following:
(A)    if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit E-1 or Exhibit E-2, as applicable, including the certifications in item (1) thereof;
(B)    if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit E-1 or Exhibit E-2, as applicable, including the certifications in item (2) thereof;

(C)    if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit E-1 or Exhibit E-2, as applicable, including the certifications in item (3)(a) thereof;
(D)    [reserved]; and
(E)    if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate to the effect set forth in Exhibit E-1 or Exhibit E-2, as applicable, including the certifications in item (3)(b) thereof.
(ii)    Restricted Physical Notes to Unrestricted Physical Notes. Any Restricted Physical Note of any series may be exchanged by the Holder thereof for an Unrestricted Physical Note of such series or transferred to a Person who takes delivery thereof in the form of an Unrestricted Physical Note of such series if the Registrar receives the following:
(A)    if the Holder of such Restricted Physical Note of such series proposes to exchange such Restricted Physical Note of such series for an Unrestricted Physical Note of such series, a certificate from such Holder in the form of Exhibit F-1 or Exhibit F-2, as applicable, including the certifications in item (1)(c) thereof; or
(B)    if the Holder of such Restricted Physical Note of such series proposes to transfer such Notes of such series to a Person who shall take delivery thereof in the form of an Unrestricted Physical Note of such series, a certificate from such Holder in the form of Exhibit E-1 or Exhibit E-2, as applicable, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)    Unrestricted Physical Notes to Unrestricted Physical Notes. A Holder of an Unrestricted Physical Note of such series may transfer such Unrestricted Physical Notes of such series to a Person who takes delivery thereof in the form of an Unrestricted Physical Note of such series at any time. Upon receipt of a written request to register such a transfer, the Registrar shall register the Unrestricted Physical Notes of such series pursuant to the instructions from the Holder thereof.
(iv)    Unrestricted Physical Notes to Restricted Physical Notes. An Unrestricted Physical Note of any series cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Restricted Physical Note of such series.
(f)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note of any series have been exchanged for Physical Notes of such series or a particular Global Note of such series has been redeemed, repurchased or canceled in whole and not in part, each such Global Note of such series shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any beneficial interest in a Global Note of any series is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note of such series or for Physical Notes of such series, the principal amount of Notes of such series represented by such Global Note of such series shall be reduced accordingly and an endorsement shall be made on such Global Note of such series by the Registrar to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note of such series, such other Global Note of such series shall be increased accordingly and an endorsement shall be made on such Global Note of such series by the Registrar to reflect such increase.
(g)    Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes of any series not bearing the Private Placement Legend, the Registrar shall deliver Notes of such series that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes of any series bearing the Private Placement Legend, the Registrar shall deliver only Notes of such series that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note of such series has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officer’s Certificate from the Issuer to such effect.
(h)    General. All Global Notes and Physical Notes issued upon any registration of transfer or exchange of Global Notes or Physical Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Physical Notes surrendered upon such registration of transfer or exchange.
The Registrar shall retain in accordance with its customary procedures copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.
None of the Issuer, the Trustee, Paying Agent nor any Agent of the Issuer shall have any responsibility or liability in any respect of the records relating to or payment made on account of beneficial interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note of any series (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note of such series) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.18.    Computation of Interest.
Interest on the Notes of each series shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the actual days elapsed.
ARTICLE THREE

REDEMPTION
SECTION 3.01.    Election To Redeem; Notices to Trustee.
If the Issuer elects to redeem Notes of a series pursuant to Section 3.07 or Section 3.08, as applicable, at least 10 days prior to the Redemption Date but not more than 60 days before the Redemption Date, the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the series of such Notes to be redeemed and the redemption price(s) (or manner of calculation if not then known), and deliver to the Trustee an Officer’s Certificate stating that such redemption will comply with the conditions contained in Section 3.07 or Section 3.08, as applicable. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Noteholders pursuant to Section 3.03. If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes of each series, will be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the Redemption Date.
SECTION 3.02.    Selection by Trustee of Notes To Be Redeemed.
If less than all of the Notes of a series are to be redeemed at any time, selection of such Notes of such series for redemption will be made by the Trustee on a pro rata basis (or, in the case of Global Notes of a series, the Notes of such series will be selected for redemption based on the Depository’s applicable procedures); provided that no Notes of a series with a principal amount of $2,000 or less shall be redeemed in part. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes of a series called for redemption also apply to portions of Notes of such series called for redemption. In the case of Physical Notes of a series, redemption amounts shall only be paid upon presentation and surrender of any such Notes of such series to be redeemed to the Trustee at its Corporate Trust Office.
SECTION 3.03.    Notice of Redemption.
At least 10 days, and no more than 60 days, before a Redemption Date, the Issuer shall send, or cause to be sent, a notice of redemption electronically or by first-class mail to each Holder of Notes of the applicable series to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.06, in accordance with paragraph 6 of the Notes of such series. The Issuer may instruct the Trustee in writing to send the notice of redemption in the name of and at the expense of the Issuer provided the Trustee receives such written instruction at least 5 days (or such shorter time as the Trustee may agree) prior to the date such notice of redemption is to be sent.

The notice shall identify the Notes of the applicable series to be redeemed (including the CUSIP and/or ISIN numbers thereof) and shall state, with respect to the Notes of such series:
(1)    the Redemption Date;
(2)    the redemption price and the amount of premium (or manner of calculation if not then known) and accrued interest to be paid;
(3)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;
(4)    the name and address of the Paying Agent;
(5)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)    that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
(7)    the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(8)    the aggregate principal amount of Notes that are being redeemed;
(9)    any conditions precedent to such redemption in reasonable detail, and, if such redemption is subject to satisfaction of one or more conditions precedent, that in the Issuer’s discretion, the redemption may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption so delayed; and
(10)    that no representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.
If any notice of redemption is subject to one or more conditions precedent, any such redemption may be rescinded in whole and not in part at any time prior to the close of business on the Business Day prior to the Redemption Date if the Issuer delivers an Officer’s Certificate to the Trustee describing the failure of the condition in reasonable detail and rescinding the redemption and instructing the Trustee to provide such Officer’s Certificate to the Holders. The Trustee shall promptly provide a copy of such Officer’s Certificate to the Holders in the same manner in which the notice of redemption was given.
The Issuer may provide in any notice of redemption that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by a Person or Persons other than the Issuer.

SECTION 3.04.    Effect of Notice of Redemption.
Once the notice of redemption described in Section 3.03 is sent and subject to the proviso to this sentence, Notes of the applicable series called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided, however, that any redemption and notice thereof pursuant to this Indenture may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in such notice, including, but not limited to, completion of an Equity Offering, an incurrence of Indebtedness or a Change of Control. Upon surrender to the Paying Agent, such Notes of such series shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes of such series registered on the relevant record date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.
SECTION 3.05.    Deposit of Redemption Price.
On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Dollars sufficient to pay the redemption price of, including premium, if any, and accrued interest on any and all Notes of a series to be redeemed on that date (other than Notes of such series or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation).
On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes of a series called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes of such series called for redemption will cease to accrue interest and the only right of the Holders of such Notes of such series will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes of such series to the Redemption Date. If any Note of a series surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note of such series and (to the extent permitted by applicable law) any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes of such series.
SECTION 3.06.    Notes Redeemed in Part.
Upon surrender of a Physical Note of a series that is redeemed in part, the Issuer shall execute and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate for the Holder thereof a new Note of such series equal in principal amount to the unredeemed portion of the Physical Note of such series surrendered.
SECTION 3.07.    Optional Redemption of 2029 Senior Notes.
(a)    At any time prior to June 15, 2026, the Issuer may on any one or more occasions redeem up to (i) 40% of the original aggregate principal amount of the 2029 Senior Notes issued under the Indenture on the Issue Date and (ii) all or a portion of any Additional 2029 Senior Notes issued after the Issue Date, upon not less than 10 nor more than 60 days’ notice to Holders of the 2029 Senior Notes, at a redemption price equal to 106.500% of the principal amount of the 2029 Senior Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, with an amount of cash no greater than the cash proceeds (net of underwriting discounts and commissions) of all Equity Offerings by the Issuer since the Issue Date; provided that:
(i)    at least 50% (calculated after giving effect to any issuance of Additional 2029 Senior Notes) of the original aggregate principal amount of 2029 Senior Notes issued under the Indenture (excluding 2029 Senior Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(ii)    the redemption occurs within 120 days of the date of the closing of such Equity Offering.
(b)    Prior to June 15, 2026, the Issuer may redeem the 2029 Senior Notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus the 2029 Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the rights of Holders of the 2029 Senior Notes to be redeemed on or after a record date for the payment of interest to receive interest on the relevant Interest Payment Date). The Issuer shall notify the Trustee of the 2029 Applicable Premium by delivering to the Trustee promptly after the calculation of such 2029 Applicable Premium, on or before the applicable Redemption Date, an Officer’s Certificate showing the calculation thereof in reasonable detail, and the Trustee shall have no responsibility for verifying or otherwise for such calculation or calculation of any redemption price or the 2029 Applicable Premium.
(c)    On or after June 15, 2026, the Issuer may on any one or more occasions redeem all or a part of the 2029 Senior Notes, upon not less than 10 nor more than 60 days’ notice to Holders of the 2029 Senior Notes, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2029 Senior Notes redeemed, to, but excluding, the applicable Redemption Date (subject to the rights of Holders of the 2029 Senior Notes to be redeemed on or after a record date for the payment of interest to receive interest on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on June 15 of the years indicated below:

Year	Percentage
2026	103.250%
2027	101.625%
2028 and thereafter	100.000%

(d)    Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the 2029 Senior Notes or portions thereof called for redemption on the applicable Redemption Date. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

(e)    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
SECTION 3.08.    Optional Redemption of 2032 Senior Notes.
(a)    At any time prior to June 15, 2027, the Issuer may on any one or more occasions redeem up to (i) 40% of the original aggregate principal amount of the 2032 Senior Notes issued under the Indenture on the Issue Date and (ii) all or a portion of any Additional 2032 Senior Notes issued after the Issue Date, upon not less than 10 nor more than 60 days’ notice to Holders of the 2032 Senior Notes, at a redemption price equal to 106.750% of the principal amount of the 2032 Senior Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, with an amount of cash no greater than the cash proceeds (net of underwriting discounts and commissions) of all Equity Offerings by the Issuer since the Issue Date; provided that:
(i)    at least 50% (calculated after giving effect to any issuance of Additional 2032 Senior Notes) of the original aggregate principal amount of 2032 Senior Notes issued under the Indenture (excluding 2032 Senior Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(ii)    the redemption occurs within 120 days of the date of the closing of such Equity Offering.
(b)    Prior to June 15, 2027, the Issuer may redeem the 2032 Senior Notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus the 2032 Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the rights of Holders of the 2032 Senior Notes to be redeemed on or after a record date for the payment of interest to receive interest on the relevant Interest Payment Date). The Issuer shall notify the Trustee of the 2032 Applicable Premium by delivering to the Trustee promptly after the calculation of such 2032 Applicable Premium, on or before the applicable Redemption Date, an Officer’s Certificate showing the calculation thereof in reasonable detail, and the Trustee shall have no responsibility for verifying or otherwise for such calculation or calculation of any redemption price or the 2032 Applicable Premium.
(c)    On or after June 15, 2027, the Issuer may on any one or more occasions redeem all or a part of the 2032 Senior Notes, upon not less than 10 nor more than 60 days’ notice to Holders of the 2032 Senior Notes, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2032 Senior Notes redeemed, to, but excluding, the applicable Redemption Date (subject to the rights of Holders of the 2032 Senior Notes to be redeemed on or after a record date for the payment of interest to receive interest on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on June 15 of the years indicated below:

Year	Percentage
2027	103.375%
2028	101.688%
2029 and thereafter	100.000%

(d)    Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the 2032 Senior Notes or portions thereof called for redemption on the applicable Redemption Date. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
(e)    Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
SECTION 3.09.    Mandatory Redemption, Etc.
Except as set forth in Sections 4.08 and 4.09, the Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes of such series.
In addition, notwithstanding anything to the contrary herein, the Issuer shall be permitted to acquire or repurchase the Notes of a series by means other than as set forth in this Article Three, including by tender offers, open market purchases, negotiated transactions or otherwise, in each case in accordance with applicable securities laws; provided that such acquisitions or repurchases do not otherwise violate the terms of this Indenture.
ARTICLE FOUR

COVENANTS
SECTION 4.01.    Payment of Notes.
(a)    The Issuer shall pay the principal of and interest on the Notes of the applicable series on the dates and in the manner provided in the Notes of such series and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or the Paying Agents hold by 10:00 A.M. Eastern Time on that date U.S. Dollars designated for and sufficient to pay such installment.
(b)    The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes of the applicable series.
SECTION 4.02.    Maintenance of Office or Agency.
(a)    The Issuer shall maintain in the City of Richmond, the Commonwealth of Virginia or in the city in the United States in which the Trustee’s Corporate Trust Office is located, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar)

where Notes of a series may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes of such series and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided, however the Trustee shall not be considered an agent of the Issuer for service of legal process.
(b)    The Issuer may also from time to time designate one or more other offices or agencies where the Notes of a series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the City of Richmond, the Commonwealth of Virginia or in the city in the United States in which the Trustee’s Corporate Trust Office is located. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
(c)    The Issuer hereby designates the Corporate Trust Office of the Trustee, as such office or agency of the Issuer in accordance with Section 2.04.
SECTION 4.03.    Legal Existence.
Except as permitted by Article Five, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer and each such Restricted Subsidiary and (ii) the material rights (charter and statutory) and franchises of the Issuer and such Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole or that the loss thereof is not adverse in any material respect to the Holders.
SECTION 4.04.    [Reserved].
SECTION 4.05.    Waiver of Stay, Extension or Usury Laws.
The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuer and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuer and each of the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.06.    Compliance Certificate.
(a)    The Issuer shall deliver, or cause to be delivered, to the Trustee, within 120 days after the end of each Fiscal Year, an Officer’s Certificate stating that the Officer has conducted or supervised a review of the activities of the Issuer and its Restricted Subsidiaries and the performance of the Issuer and its Restricted Subsidiaries under this Indenture during such Fiscal Year, and further stating, as to such Officer signing such certificate, that, to the best of such Officer’s knowledge, based upon such review, the Issuer has fulfilled all obligations under this Indenture or, if there has been a Default under this Indenture that is continuing, a description of the event and what action the Issuer and its Restricted Subsidiaries are taking or propose to take with respect thereto.
(b)    The Issuer shall deliver, or cause to be delivered, to the Trustee, within 15 Business Days after an executive officer of the Issuer becomes aware of any Default or Event of Default, a statement in the form of an Officer’s Certificate specifying such Default or Event of Default and the action which the Issuer proposes to take with respect thereto.
SECTION 4.07.    Taxes.
The Issuer shall, and shall cause each of its Restricted Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies; provided, however, that, neither the Issuer nor any of its Restricted Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment or levy whose amount, applicability or validity is being contested in good faith by appropriate proceedings or where the failure to effect such payment is not adverse in any material respects to the Holders of the Notes.
SECTION 4.08.    Repurchase at the Option of Holders upon Change of Control.
(a)    Upon the occurrence of a Change of Control, each Holder of Notes of a series shall have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes of such series pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to, but not including, the date of purchase (the “Change of Control Payment”).
(b)    Within 30 days following any Change of Control or, at the Issuer’s option, prior to the consummation of such Change of Control but after the public announcement thereof, the Issuer will mail (or to the extent permitted or required by applicable Depository procedures or regulations with respect to Global Notes, sent electronically in .pdf format), a written notice to each Holder and the Trustee. The notice shall describe the transaction or transactions that constitute the Change of Control and offer to repurchase Notes of such series on the purchase date specified in such notice (which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as required by law) (the “Change of Control Payment Date”) pursuant to the procedures required by this Indenture and described in such notice. Such notice shall state:
(1)    that the Change of Control Offer is being made pursuant to this Section 4.08 and that all Notes validly tendered and not validly withdrawn will be accepted for payment;
(2)    the offer price and the Change of Control Payment Date;

(3)    that any Note not tendered will continue to accrue interest;
(4)    that, unless the Issuer defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;
(5)    that Holders electing to have a Note purchased pursuant to the Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent and Registrar for the Note at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;
(6)    that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the third Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;
(7)    that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof; and
(8)    the material circumstances and relevant facts regarding such Change of Control.
(c)    On the Change of Control Payment Date, the Issuer shall, to the extent lawful:
(1)    accept for payment all Notes of such series or portions thereof (in minimum amounts of $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;
(2)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes of such series or portions thereof so tendered; and
(3)    deliver or cause to be delivered to the Trustee for cancellation all Notes of such series so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes of such series (or portions thereof) being purchased by the Issuer.
The Paying Agent will promptly remit to each Holder of Notes of such series so tendered the Change of Control Payment for such Notes of such series, and the Issuer shall execute and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder of Notes of such series a new Note of such series equal in principal amount to any unpurchased portion of the Notes of such series surrendered, if any; provided that each such new Note of such series shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
With respect to the Notes of any series, if Holders of not less than 90% in aggregate principal amount of the then outstanding Notes of such series validly tender and do not withdraw such Notes of such series in a Change of Control Offer and the Issuer, or any other Person making a Change of Control Offer in lieu of the Issuer as described below, purchases all of the Notes of such series validly tendered and not withdrawn by such Holders, the Issuer will have the right, upon not less than 10 nor more than 30 days’ prior notice, given not more than 15 days following such purchase pursuant to the Change of Control Offer described above, to redeem all such Notes of such series that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest to, but excluding, the Change of Control Payment Date.
Upon the payment of the Change of Control Payment, the Issuer shall, subject to the provisions of Section 2.16, deliver or cause to be delivered the Notes of such series purchased to the Trustee for cancellation. The Trustee may act as the Paying Agent for purposes of any Change of Control Offer.
(d)    The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 with respect to a Change of Control Offer made by the Issuer and purchases all Notes of a series validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption has been given or will be given pursuant to this Indenture as described in Article Three, prior to the date the Issuer is required to send notice of the Change of Control Offer to the Holders of the Notes of such series, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made and such Change of Control Offer is otherwise made in compliance with the provisions of this Section 4.08.
(e)    The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes of such series as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.
SECTION 4.09.    Limitation on Asset Disposition.
(a)    The Issuer shall not, and shall not permit any other Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:
(1)    the Issuer or such Restricted Subsidiary receives consideration at least equal to the fair market value (such fair market value to be determined in good faith by the Issuer on the date of contractually agreeing to such Asset Disposition) of the equity and assets subject to such Asset Disposition;
(2)    at least 75% of the consideration received by the Issuer or such Restricted Subsidiary, together with the consideration received in all other Asset Dispositions since the Issue Date (on a cumulative basis), is in the form of cash or cash equivalents, Additional Assets or any combination thereof (collectively, together with the items included in clauses (1), (2) and (3) of Section 4.09(b), the “Cash Consideration”); and
(3)    within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Issuer (or such Restricted Subsidiary, as the case may be):
(A)    to prepay, repay, redeem or purchase any Senior Debt, provided that such prepayment, repayment, redemption or purchase may close up to 45 days after the end of such 365-day period;
(B)    to the extent the Issuer elects, to acquire Additional Assets or to make any other Capital Expenditures;
(C)    to make an offer to the Holders of the Notes (and to holders of other Pari Passu Indebtedness of the Issuer designated by the Issuer) to purchase Notes (and such other Pari Passu Indebtedness of the Issuer ) pursuant to and subject to the conditions contained herein, as set forth below, and in the instruments governing such Pari Passu Indebtedness; and
(D)    to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for any purpose permitted by the terms of this Indenture.
Pending application of Net Available Cash pursuant to this Section 4.09, such Net Available Cash may be applied to temporarily reduce revolving credit Indebtedness or in any manner not prohibited by this Indenture.
(b)    For the purposes of this Section 4.09, the following are deemed to be Cash Consideration:
(1)    any liabilities (as reflected on the Issuer’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Issuer’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Issuer) of the Issuer or such Restricted Subsidiary (other than contingent liabilities) that are assumed by the transferee of any such assets;
(2)    any securities, notes or other obligations received by the Issuer or any Restricted Subsidiary from such transferee that are converted by the Issuer or such

Restricted Subsidiary into cash or cash equivalents within 180 days after such Asset Disposition, to the extent of the cash and cash equivalents received in that conversion; and
(3)    any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause that has at that time not been converted into cash or a cash equivalent, not to exceed the greater of (x) $75.0 million and (y) 3.5% of Consolidated Total Assets (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).
(c)    The amount of Net Available Cash not applied or invested as provided above will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds equals or exceeds $75.0 million, the Issuer shall make an offer to purchase Notes (an “Offer”) within 10 Business Days thereof, and shall purchase Notes tendered pursuant to an Offer by the Issuer for the Notes and other Pari Passu Indebtedness that contemporaneously requires the purchase, prepayment or redemption of such Indebtedness with the proceeds of sales of assets at a purchase price of 100% of their principal amount without premium, plus accrued but unpaid interest to, but not including, such redemption date (including additional interest, if any) (or, in respect of such other Pari Passu Indebtedness of the Issuer, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture and the terms of such other Pari Passu Indebtedness. If any Excess Proceeds remain after consummation of an Offer and the contemporaneous offer with respect to any other Pari Passu Indebtedness contemplated above, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate purchase price of the securities tendered exceeds the amount of Excess Proceeds, the Issuer shall allocate the Excess Proceeds between such securities on a pro rata basis and will select the Notes to be purchased on a pro rata basis but in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof. The remainder of the Excess Proceeds allocable to the other Pari Passu Indebtedness will be repurchased as provided pursuant to the terms of such Indebtedness. Upon completion of such an Offer to purchase, Excess Proceeds will be deemed to be reset to zero.
(d)    The Issuer shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to this Section 4.09. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.09, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue of its compliance with such securities laws or regulations.
SECTION 4.10.    Limitation on Restricted Payments.
(a)    The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(i)    a Default (other than a Reporting Default) shall have occurred and be continuing or shall occur as a consequence thereof;
(ii)    after giving effect to such Restricted Payment (including, without limitation, the incurrence of any Indebtedness to finance such Restricted Payment), the Consolidated Fixed Charge Coverage Ratio would be less than 2:00 to 1:00; or
(iii)    the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Measurement Date (other than Restricted Payments made pursuant to clauses (ii), (iii), (iv), (v), (vi), (x) and (xi) of Section 4.10(b)), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):
(a)    50% of Consolidated Net Income determined in accordance with GAAP for the period (taken as one accounting period) commencing on the first day of the fiscal quarter during which the Measurement Date occurred to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus
(b)    100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of property and marketable securities, in each case received by the Issuer from (a) the issuance and sale of Qualified Equity Interests of the Issuer after the Measurement Date or (b) the issuance or sale of convertible or exchangeable Disqualified Equity Interests of the Issuer or convertible or exchangeable debt securities of the Issuer, in each case, that have been converted into or exchanged for Qualified Equity Interests of the Issuer, or (c) any capital contribution made to the Issuer, in each case other than (A) any such proceeds which are used to redeem Notes in accordance with Section 3.07 or Section 3.08, as applicable, (B) any such proceeds or assets received from a Subsidiary of the Issuer or (C) contributions to the extent such amounts have been applied to Restricted Payments made in accordance with Section 4.10(b)(iii), plus
(c)    the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) incurred by the Issuer or any Restricted Subsidiary subsequent to the Measurement Date is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) into Qualified Equity Interests of the Issuer (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), plus
(d)    to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of property and marketable securities received by means of the sale (other than to the Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to Section 4.10(b)(viii)) or a dividend from an Unrestricted Subsidiary, in each case, after the Measurement Date, plus
(e)    in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger or consolidation or transfer of assets (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to 4.10(b)(viii)); plus
(f)    $100.0 million.
(b)    The foregoing provisions of Section 4.10(a) shall not prohibit:
(i)    the payment by the Issuer of any dividend or the consummation of any redemption within 60 days after the date of declaration thereof or the giving of the redemption notice, as the case may be, if on the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;
(ii)    payments by the Issuer payable solely in its common stock or other common Equity Interests or the redemption of any Equity Interests of the Issuer in exchange for, or out of the net cash proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests of the Issuer;
(iii)    payments by the Issuer to redeem Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of the Issuer or its Subsidiaries (or any direct or indirect parent company thereof), upon their death, disability, retirement, severance or termination of employment or service or other repurchase event pursuant to any management equity plan or stock option plan, shareholders’ agreement or any other management or employee benefit plan or agreement or arrangement; provided that the aggregate cash consideration paid for all such redemptions shall not exceed (A) the greater of (x) $50.0 million and (y) 0.75% of Consolidated Total Assets, in each case, during any calendar year (with unused amounts (as determined at the end of each such calendar year) being available to be used in the following calendar year but not any succeeding calendar year) plus (B) the amount of any net cash proceeds received by the Issuer from the issuance and sale after the Measurement Date of Qualified Equity Interests of the Issuer to officers, directors or employees of the Issuer or the Subsidiaries (or any direct or indirect parent company thereof) that have not been applied to the payment of Restricted Payments pursuant to this clause (c), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (c); provided, that neither (x) cancellation of Indebtedness owing to the Issuer from any current or former officer, director or employee (or any permitted transferees thereof) of the Issuer, in connection with a repurchase of Equity Interests of the Issuer from such Persons nor (y) any payments or other obligations arising in respect of Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) in connection with or resulting from the announcement or consummation of a Change of Control, will be deemed to constitute a Restricted Payment for purposes of this Section 4.10 or any other provisions of this Indenture;
(iv)    repurchases, acquisitions or retirements for value of Equity Interests deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests or other convertible securities if the Equity Interests represent a portion of the exercise price thereof, or in connection with the withholding of a portion of the Equity Interests granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award (and related payments by the Issuer or any Restricted Subsidiary in respect thereof);
(v)    the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants, (ii) the conversion or exchange of any convertible or exchangeable debt securities or (iii) the conversion or exchange of Equity Interests of any Person (including in a merger, consolidation, amalgamation or similar transaction) and payments of cash to dissenting shareholders in connection with a merger, consolidation, amalgamation, or transfer of assets;

(vi)    the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Issuer to any class or classes of holders of its Equity Interests on a pro rata basis;
(vii)    the payment of any dividend or distribution by the Issuer in respect of its common stock in an aggregate amount not to exceed the greater of (x) $75.0 million and (y) 1.375% of Consolidated Total Assets, in each case, during any fiscal year (with 50% of unused amounts (as determined at the end of each such fiscal year) being available to be used in the following fiscal year but not any succeeding fiscal year);
(viii)    Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (viii) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities, not to exceed $250.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
(ix)    other Restricted Payments if, at the time of the making of such payments, and after giving effect thereto (including, without limitation, the incurrence of any Indebtedness to finance such payment), the Total Net Leverage Ratio would not exceed 3.75 to 1.00;
(x)    Restricted Payments under or in respect of hedge and warrant transactions entered into in connection with a convertible notes offering of the Issuer or any Restricted Subsidiary; provided that the proceeds of such offering are contributed to the Issuer or such Restricted Subsidiary; or
(xi)    other Restricted Payments in an aggregate amount not to exceed $100.0 million;
provided that (i) in the case of any Restricted Payment pursuant to Section 4.10(b)(ix), no Default shall have occurred and be continuing or occur as a consequence thereof and (ii) no issuance and sale of Qualified Equity Interests of the Issuer that are used to make a payment pursuant to Section 4.10(b)(ii) or Section 4.10(b)(iii)(B) shall increase the Restricted Payments Basket.
(c)    The Issuer shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the definition of “Investments.” Such designation shall be permitted only if a Restricted Payment in such amount would be permitted at such time under this covenant and if such Subsidiary otherwise meets the definition of an “Unrestricted

Subsidiary.” Unrestricted Subsidiaries shall not be subject to any of the restrictive covenants described herein or set forth in this Indenture.
(d)    For purposes of this Section 4.10, if any Investment or Restricted Payment (or a portion thereof) would be permitted pursuant to one or more provisions pursuant to this Section 4.10, the Issuer may divide and classify such Investment or Restricted Payment (or a portion thereof) in any manner that complies with this Section 4.10 and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.
SECTION 4.11.    Limitation on Liens.
The Issuer will not at any time create, incur or assume, and will not cause or permit a Restricted Subsidiary to create, incur or assume, any Security Interest securing any Secured Debt (or any Indebtedness existing on the date hereof which would constitute Secured Debt if it were secured by a Security Interest) without first making effective provision whereby the debt securities then outstanding hereunder and any other Indebtedness of the Issuer or such Restricted Subsidiary then entitled thereto, subject to applicable priorities of payment, shall be secured by the Security Interest securing such Secured Debt equally and ratably with any and all other obligations and indebtedness so secured, so long as such other obligations and indebtedness shall be so secured; provided, however, that the foregoing prohibition will not prevent the creation, incurrence, assumption or existence of the following permitted Security Interests (the “Permitted Security Interests”):
(1)    Security Interests on property acquired, constructed, developed or improved after the date of this Indenture by the Issuer or a Restricted Subsidiary and created prior to or contemporaneously with, or within 180 days after such acquisition, construction, development or improvement;
(2)    Security Interests on property at the time of the acquisition thereof, which secure obligations assumed by the Issuer or a Restricted Subsidiary, or on the property or on the outstanding shares or indebtedness of a corporation or firm at the time it becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or a Restricted Subsidiary, or on properties of a corporation or firm acquired by the Issuer or a Restricted Subsidiary as an entirety or substantially as an entirety; provided that the Security Interests may not extend to any other property of the Issuer or such Restricted Subsidiary other than proceeds and products of such property, shares or indebtedness and accessions thereto;
(3)    Security Interests arising from conditional sales agreements or title retention agreements with respect to property acquired by the Issuer or any Restricted Subsidiary;
(4)    Security Interests securing indebtedness of a Restricted Subsidiary owing to the Issuer or to another Restricted Subsidiary;
(5)    Security Interests to secure obligations under the Senior Secured Credit Facility in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $1,800.0 million and (y) the maximum amount that would not cause the Senior Secured Net Leverage Ratio to exceed 3.50 to 1.00 after giving effect to the incurrence of the obligations to be secured by such Security Interests;

(6)    Security Interests existing on the Issue Date;
(7)    any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;
(8)    materialmens’, processors’, landlord’s, carriers’, warehousemen’s, mechanics’ and other statutory liens arising in the ordinary course of business (including construction of facilities) in respect of obligations that are not more than 90 days overdue or that are being contested in good faith;
(9)    Security Interests for taxes, assessments or governmental charges that are not more than 90 days overdue or for taxes, assessments or governmental charges that are being contested in good faith;
(10)    Security Interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, enforcement thereof is stayed or does not give rise to an Event of Default;
(11)    landlords’ liens on fixtures on premises leased in the ordinary course of business;
(12)    Security Interests to secure the performance of statutory obligations, insurance, surety or appeal bonds, performance bonds, or other obligations of a like nature incurred in the ordinary course of business (including Security Interests to secure letters of credit issued to assure payment of such obligations);
(13)    Security Interests on assets of the Issuer or any of its Restricted Subsidiaries securing Hedging Obligations or Treasury Management Arrangements;
(14)    survey exceptions, covenants, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially impair the use of said properties in the operation of the business of the Issuer and its Restricted Subsidiaries;
(15)    Security Interests on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;
(16)    filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases or consignment or bailee arrangements entered into in the ordinary course of business;
(17)    bankers’ liens and rights of setoff;
(18)    Security Interests in cash, cash equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(19)    Security Interests on specific items of inventory or other goods (and the proceeds thereof) of the Issuer or a Restricted Subsidiary securing such Person’s obligations in respect of bankers’ acceptances or trade-related letters of credit issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(20)    grants of intellectual property licenses (including software and other technology licenses) in the ordinary course of business;
(21)    Security Interests incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);
(22)    pledges and deposits made in the ordinary course of business to secure liability to insurance carriers;
(23)    Security Interests to secure partial, progress, advance or other payments or any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such Security Interests if the commitment for the financing is obtained not later than 180 days after the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such property;
(24)    Security Interests on the Capital Stock of any Unrestricted Subsidiary or joint venture which secures Indebtedness or other obligations of such Unrestricted Subsidiary or joint venture;
(25)    Security Interests on the assets of any Restricted Subsidiary that is not a Guarantor and which secures Indebtedness or other obligations of such Restricted Subsidiary (or of another Restricted Subsidiary that is not a Guarantor);
(26)    Security Interests to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Security Interest referred to in the foregoing clause (1), (2), (6) or (23) above; provided that (x) such new Security Interest shall be limited to all or part of the same property that secured the original Security Interest (plus improvements thereof, accessions thereto and proceeds thereof) and (y) the Indebtedness secured by such Security Interest at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (1), (2), (6) or (23) above at the time the original Security Interest became a Permitted Security Interest under this Section 4.11 and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;
(27)    other Security Interests securing Indebtedness, in an aggregate principal amount for the Issuer and its Restricted Subsidiaries together with the amount of Attributable Indebtedness incurred in connection with Sale and Leaseback Transactions, not exceeding at the time such Security Interest is created or assumed the greater of (x) $225.0 million and (y) 10.0% of Consolidated Total Assets at any one time outstanding;
(28)    Security Interests created or deemed to exist in connection with any Qualified Receivables Transaction (including any related filings of any financing statements), but only to the extent that such Security Interests attach to assets actually sold, contributed, financed or otherwise conveyed or pledged in connection with such Qualified Receivables Transaction;
(29)    any Security Interests or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business and covering only the assets so leased, licensed or subleased;
(30)    Security Interests on any margin stock purchased or carried by the Issuer or any of its Subsidiaries;
(31)    Security Interests (i) which are created automatically upon opening a bank account pursuant to the Dutch general banking conditions (Algemene Bankvoorwaarden) in favor of an account bank, (ii) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;
(32)    Security Interests in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(33)    Security Interests (i) on cash advances in favor of the seller of any property to be acquired in an acquisition permitted hereunder or any other Investment not prohibited hereunder and (ii) consisting of an agreement to dispose of any property in an Asset Disposition permitted hereunder, solely to the extent such acquisition, Investment or Asset Disposition, as the case may be, would have been permitted on the date of the creation of such Security Interest;
(34)    Security Interests on coal reserves leased by the Issuer or by any Restricted Subsidiary, as lessee, securing Indebtedness to lessors thereof, arising out of such leases;
(35)    Security Interests securing Indebtedness of foreign Subsidiaries and foreign cash services Indebtedness, in each case to the extent attaching to the assets of such foreign Subsidiaries;
(36)    Security Interests securing bilateral letter of credit facilities that are issued by a lender (or an Affiliate of a lender) under the Senior Secured Credit Facility to the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed the greater of (x) $250.0 million and (y) 10.0% of Consolidated Total Assets; or

(37)    Security Interests not released, terminated or satisfied of record to the extent the underlying obligation purporting to be secured thereby has been paid or satisfied in full and any obligation to extend credit with respect thereto extinguished.
Additionally, such permitted Secured Debt includes any extension, renewal or refunding, in whole or in part, of any Secured Debt permitted at the time of the original incurrence thereof, provided that the Security Interest securing the extended, renewed or refunded Secured Debt is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Security Interest arose, could secure the original Security Interest (plus improvements and accessions to such property or proceeds or distributions thereof).
Any Security Interest created for the benefit of the Holders of the Notes pursuant to this Section 4.11 shall provide by its terms that such Security Interest shall be unconditionally and automatically released and discharged upon the release and discharge of the Security Interests giving rise to the obligation to create such Security Interest for the benefit of the Holders.
For purposes of determining compliance with this Section 4.11, a Security Interest securing an item of Secured Debt need not be permitted solely by one category of Permitted Security Interest but may be permitted in part under any combination thereof, and if a Permitted Security Interest meets the criteria or more than one of the exceptions described in clauses (1) through (37) of this Section 4.11, the Issuer may, in its sole discretion, classify the Permitted Security Interest in any manner that complies with this Section 4.11.
SECTION 4.12.    Limitation on Sale and Leaseback Transactions.
The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any Sale and Leaseback Transaction unless:
(1)    The Issuer or such Restricted Subsidiary would be entitled to incur Secured Debt pursuant to Section 4.11 equal in amount to the net proceeds of the property sold or transferred or to be sold or to be transferred pursuant to such Sale and Leaseback Transaction and secured by a Security Interest on the property to be leased, without equally and ratably securing the debt securities outstanding under this Indenture as provided under Section 4.11; or
(2)    The Issuer or a Restricted Subsidiary shall apply, within 180 days after the effective date of such sale or transfer, an amount equal to such net proceeds to (i) the acquisition, construction, development or improvement of properties, facilities or equipment which are, or upon such acquisition, construction, development or improvement will be, a Principal Facility or Principal Facilities or a part thereof or (ii) the redemption of Notes issued under this Indenture or to the repayment or redemption of long-term Indebtedness of the Issuer, or any Restricted Subsidiary, or in part to such acquisition, construction, development or improvement and in part to such redemption and/or repayment. In lieu of applying an amount equal to such net proceeds to such redemption the Issuer may, within 180 days after such sale or transfer, deliver to the appropriate indenture trustee Notes issued under this Indenture or long-term Indebtedness for cancellation and thereby reduce the amount to be applied to the redemption of such Notes or long-term Indebtedness by an amount equivalent to the aggregate principal amount of Notes or long-term Indebtedness.

SECTION 4.13.    Reports to Holders.
(a)    Whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise reports on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to the rules and regulations of the Commission, so long as any Notes of a series are outstanding this Indenture, the Issuer will furnish to the Trustee and Holders of the Notes of such series the following:
(1)    all quarterly and annual financial information of the Issuer that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Issuer and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Issuer’s certified independent accountants; and;
(2)    all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports (during any period in which the Issuer is not required to file reports with the Commission, such current reports need only be prepared or delivered if the Issuer determines in good faith that the information to be reported is material to the Holders of the Notes of such series or the business, operations, assets, liabilities or financial position of the Issuer and its Subsidiaries, taken as a whole);
in each case, within the time periods specified in the Commission’s rules and regulations (and, during any period in which the Issuer is not required to file reports with the SEC, within the time periods specified in the Commission’s rules and regulations applicable to a “non-accelerated filer”).
(b)    The Issuer shall make all such information (as well as the details regarding the conference call described below) available to the Trustee and the Holders of the Notes of such series, in each case, by posting such information on its website, on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment. The Issuer will hold quarterly conference calls (for the avoidance of doubt, the Issuer’s quarterly earnings call shall satisfy such requirement) for the Holders and securities analysts to discuss such financial information for the previous reporting period no later than 10 business days after distribution of such financial information.
(c)    Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any report required by this covenant shall be deemed cured (and the Issuer shall be deemed to be in compliance with this covenant) upon filing or posting such report as contemplated by this covenant (but without regard to the date on which such report is so filed or posted); provided that such cure shall not otherwise affect the rights of the Holders of Notes of a series under Article Six if the principal of, premium, if any, on, and interest on, the Notes of such series have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.
(d)    The Issuer shall, for so long as any Notes of a series remain outstanding, furnish to the Holders of such Notes of such series and to securities analysts and prospective investors,

upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes of such series are not freely transferable under the Securities Act.
(e)    The Issuer shall be deemed to have furnished the reports referred to in clauses (1) and (2) of the first paragraph of this Section 4.13 if the Issuer has filed reports containing such information with the SEC. The terms of this Indenture shall not impose any duty on the Issuer under the Sarbanes-Oxley Act of 2002 and the related Commission rules that would not otherwise be applicable to it.
(f)    The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of such reports and information to the Trustee shall be for informational purposes only, and the Trustee’s receipt of them shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates delivered pursuant to this Indenture, including without limitation Officer’s Certificates delivered pursuant to Section 4.06(a)) The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants or with respect to any reports or other documents filed with the Commission or any website under this Indenture, or participate in any conference calls.
SECTION 4.14.    Additional Note Guarantees.
If, on or after the Issue Date:
(1)    the Issuer or any of its Restricted Subsidiaries acquires or creates another Subsidiary that Guarantees any Indebtedness under the Senior Secured Credit Facility, the 2027 Senior Notes or any other capital markets Indebtedness of the Issuer or a Guarantor (other than Indebtedness owing to the Issuer or any of its Restricted Subsidiaries) with an aggregate principal amount greater than or equal to $100.0 million; or
(2)    any Subsidiary of the Issuer that Guarantees any Indebtedness under the Senior Secured Credit Facility, the 2027 Senior Notes or any other capital markets Indebtedness of the Issuer or a Guarantor (other than Indebtedness owing to the Issuer or any of its Restricted Subsidiaries) with a principal amount greater than or equal to $100.0 million, and that Subsidiary was not a Guarantor immediately prior to such Guarantee (an “Additional Obligor”), then that newly acquired or created Subsidiary or Additional Obligor, as the case may be (i) shall become a Guarantor and (ii) execute a supplemental indenture substantially in the form of Exhibit H within 30 Business Days of the date on which it was acquired or created or became an Additional Obligor.
In addition, the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such supplemental indenture complies with the applicable provisions of this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied, and such Opinion of Counsel shall additionally state that such supplemental indenture is enforceable against the new Guarantor, subject to customary qualifications.

SECTION 4.15.    Suspension of Covenants.
(a)    If on any date following the Issue Date, with respect to a series of Notes, (i) the Notes of such series have achieved Investment Grade Status, and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and its Restricted Subsidiaries will not be subject to Sections 4.09, 4.10, 4.12 and 4.14 hereof (collectively, the “Suspended Covenants”).
(b)    In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture with respect to a series of Notes for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the Notes of such series cease to have Investment Grade Status, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture for such series of Notes with respect to future events. The period of time between the occurrence of a Covenant Suspension Event and the Reversion Date is referred to as the “Suspension Period.”
(c)    Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Available Cash shall be reset at zero with respect to such series of Notes. In the event of any such reinstatement on a Reversion Date, no action taken or omitted to be taken by the Issuer or any of its Restricted Subsidiaries prior to such Reversion Date (and no action taken or omitted to be taken following a Reversion Date in connection with honoring, complying with or otherwise performing or consummating any contractual commitments or obligations entered into during a Suspension Period) will give rise to a Default or Event of Default under this Indenture for such series of Notes with respect to the Suspended Covenants; provided that with respect to such series of Notes and Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though Section 4.10 had been in effect prior to, but not during, the Suspension Period.
(d)    The Issuer will be required to provide an Officer’s Certificate to the Trustee indicating the occurrence of any Covenant Suspension Event or Reversion Date. The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Issuer’s and its Subsidiaries future compliance with the requirements of this Indenture, (iii) notify the Holders of any Covenant Suspension Event or Reversion Date, or (iv) monitor the ratings of the Notes.
ARTICLE FIVE

SUCCESSOR CORPORATION
SECTION 5.01.    Consolidation, Merger and Sale of Assets.
(a)     The Issuer will not consolidate or merge with or into any other Person or Transfer all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, and (ii) the Issuer will not permit any of its Restricted Subsidiaries to, in a single transaction or a series of related transactions, Transfer all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, in each case, to, another Person unless:

(1)    the Issuer shall be the continuing corporation, or the successor shall be a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States or a state thereof and the successor Person expressly assumes by a supplemental indenture or amendment of the relevant documents the Issuer’s obligations under the Notes and this Indenture;
(2)    the Issuer or the successor Person, as the case may be, shall not immediately after such transaction, in default in the performance of any covenant or condition under this Indenture; and
(3)    after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred or be continuing.
The Issuer shall deliver, or cause to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture and that the conditions precedent to such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition have been satisfied, and an Opinion of Counsel stating that the Notes, this Indenture and Note Guarantees, as applicable, constitute valid and binding obligations of the Issuer or applicable Guarantor or other surviving entity, subject to customary exceptions.
This Section 5.01 will not apply to any merger, consolidation or combination of, or any Transfer of assets between or among, the Issuer and any one or more of its Restricted Subsidiaries or between or among any one or more of the Issuer’s Restricted Subsidiaries. Section 5.01(a)(3) will not apply to (1) any merger or consolidation of the Issuer with or into one of its Restricted Subsidiaries for any purpose or (2) any merger or consolidation of the Issuer or a Restricted Subsidiary solely for the purpose of reincorporating the Issuer or a Restricted Subsidiary in another jurisdiction.
SECTION 5.02.    Successor Person Substituted.
Upon any consolidation, combination or merger of the Issuer, or any Transfer of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, in accordance with the foregoing provisions of Section 5.01, in which the Issuer is not the continuing obligor under the Notes, the surviving entity formed by such consolidation or into which the Issuer is merged or to which such Transfer of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, is made will succeed to, and be substituted for, and may exercise every right and power of the Issuer under this Indenture and the Notes with the same effect as if such surviving entity had been named therein as the Issuer and, the Issuer and each Guarantor will be released from the obligation to pay the principal of and interest on such Notes or in respect of its related Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under such Notes, this Indenture and its related Note Guarantee, if applicable.

ARTICLE SIX
DEFAULTS AND REMEDIES
SECTION 6.01.    Events of Default.
Each of the following constitutes an “Event of Default” with respect to the Notes of a series:
(1)    default for 30 consecutive days in the payment when due of interest with respect to the Notes of such series;
(2)    default in payment when due of principal or premium, if any, on the Notes of such series at maturity, upon redemption or otherwise;
(3)    failure by the Issuer after receipt of notice from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding under this Indenture (with a copy to the Trustee) to comply with any of the provisions under Section 4.08;
(4)    failure by the Issuer for 180 days after notice from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding to comply with the provisions under Section 4.13;
(5)    failure by the Issuer or any Restricted Subsidiary for 60 consecutive days after receipt of notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding under this Indenture (with a copy to the Trustee) to comply with any covenant or agreement contained in this Indenture (other than the covenants and agreements specified in clauses (1) through (4) of this Section 6.01);
(6)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Issuer or any Restricted Subsidiary or the payment of which is Guaranteed by the Issuer or any Restricted Subsidiary (other than Indebtedness owed to the Issuer or a Restricted Subsidiary), whether such Indebtedness or Guarantee now exists or is created after the Issue Date, which default (a) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) principal of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its stated maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more;
(7)    failure by the Issuer or any Restricted Subsidiary to pay final and non-appealable judgments (net of any amounts covered by insurance and as to which such insurer has not denied responsibility or coverage in writing) aggregating $100.0 million or more, which judgments are not paid, discharged, bonded, stayed or waived within 60 days after such judgment becomes final, and in the event such judgment is covered in full by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(8)    (A) a court of competent jurisdiction over the Issuer or any Restricted Subsidiary enters (x) a decree or order for relief in respect of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law or (y) a decree or order adjudging the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any such Restricted Subsidiary or group of Restricted Subsidiaries under any Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any such Restricted Subsidiary or group of Restricted Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days or (B) the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (i) commences a voluntary case under any Bankruptcy Law or consents to the entry of an order for relief in an involuntary case under any Bankruptcy Law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any such Restricted Subsidiary or group of Restricted Subsidiaries or for all or substantially all the property and assets of the Issuer or any such Restricted Subsidiary or group of Restricted Subsidiaries, or (iii) effects any general assignment for the benefit of creditors; and
(9)    any Note Guarantee of such series of Notes of any Guarantor that is a Significant Subsidiary ceases to be in full force and effect in all material respects (other than in accordance with the terms of such Note Guarantee of such series and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee of such series (other than by reason of release of a Guarantor from its Note Guarantee of such series in accordance with the terms of this Indenture and such Note Guarantee).
SECTION 6.02.    Acceleration of Maturity; Rescission.
If any Event of Default occurs and is continuing under this Indenture, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding, may declare all Notes of such series to be due and payable by notice in writing to the Issuer and the Trustee, in the case of notice by Holders, specifying the respective Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default pursuant to Section 6.01(8) occurs with respect to the Issuer, all outstanding Notes of such series shall become due and payable without further action or notice.
Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes of such series may rescind and annul such acceleration if:
(1)    all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;

(2)    to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;
(3)     the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements, indemnities and advances; and
(4)    in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(8), the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.
SECTION 6.03.    Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes of any series or to enforce the performance of any provision of the Notes of such series or this Indenture and may take any necessary action requested in writing by the Holders of a majority of the principal amount outstanding of the Notes of such series to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.
The Trustee may maintain a proceeding even if it does not possess any of the Notes of the applicable series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuer and the Guarantors.
SECTION 6.04.    Waiver of Existing Defaults and Events of Default.
(a)    Subject to Sections 2.10, 6.02, 6.08 and 8.02, the Holders of a majority in principal amount of the Notes of the applicable series then outstanding shall have the right to waive any existing Defaults or Events of Default under this Indenture except a Default or Event of Default in the payment of principal of, or interest or premium, if any, on any Note of such series as specified in clauses (1) and (2) of Section 6.01. The Issuer shall deliver to the Trustee an Officer’s Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Issuer, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes of such series, respectively.
(b)    Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 6.05.    Control by Majority.
Subject to Sections 2.10 and 7.01, the Holders of a majority in aggregate principal amount of the outstanding Notes of a series have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification and security satisfactory to it against any cost, liability or expense that might be caused by taking such action or following such direction.
SECTION 6.06.    Limitation on Suits.
Subject to Section 6.08, a Holder may not pursue any remedy with respect to this Indenture or the Notes with respect to a series unless:
(1)    the Holder has previously given the Trustee written notice of a continuing Event of Default;
(2)    the Holders of at least 25% in principal amount of the Notes of such series then outstanding make a written request to the Trustee to pursue the remedy;
(3)    such Holder or Holders offer the Trustee security or indemnity satisfactory to the Trustee against any costs, liability or expense;
(4)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity against any cost, liability or expense that might be caused by complying with such request; and
(5)    during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes of such series do not give the Trustee a direction that is inconsistent with the request.
A Noteholder may not use any provision of this Indenture to disturb or prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.
SECTION 6.07.    No Personal Liability of Directors, Officers, Employees and Shareholders.
No director, officer, employee, incorporator or shareholder of the Issuer, any Guarantor, the Issuer or of any other Subsidiary of the Issuer, or any affiliate of the foregoing, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver may not be effective to waive liabilities under the federal securities laws.
SECTION 6.08.    Rights of Holders To Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment, on or after such respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.
SECTION 6.09.    Collection Suit by Trustee.
If an Event of Default pursuant to clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
SECTION 6.10.    Trustee May File Proofs of Claim.
The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Noteholders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.
SECTION 6.11.    Priorities.
If the Trustee collects any money or property pursuant to this Article Six, and after an Event of Default any money or other property distributable in respect of the Issuer’s or Guarantors’ obligations under this Indenture, such money or property shall be paid out or distributed in the following order:

FIRST: to the Trustee, its agents and any predecessor Trustee for amounts due under Section 7.07;
SECOND: to Noteholders for amounts due and unpaid on the Notes of the applicable series for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes of such series; and
THIRD: to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.
The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.11.
SECTION 6.12.    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder of Notes of a series pursuant to Section 6.08 or a suit by Holders of Notes of such series of more than 10% in principal amount of the Notes of such series then outstanding.
ARTICLE SEVEN

TRUSTEE
SECTION 7.01.    Duties of Trustee.
(a)    If a Default or Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the same circumstances in the conduct of his or her own affairs.
Except for an Event of Default pursuant to Section 6.01(1) or 6.01(2) (upon the occurrence of which the Trustee if then acting as Paying Agent will be deemed to have knowledge thereof), the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a Default or Event of Default by the Issuer or by the Holders of at least 25% of the aggregate principal amount of the Notes of the applicable series by written notice of such event sent to the Trustee in accordance with Section 10.02, and such notice references the Notes of such series and this Indenture and states that it is a notice of Default or Event of Default.

(b)    Except during the continuance of a Default or Event of Default of which a Responsible Officer of the Trustee has actual knowledge:
(1)    The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.
(2)    In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may require and, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate.
(c)    The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:
(1)    This paragraph does not limit the effect of subsection (b) of this Section 7.01.
(2)    The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts.
(3)    The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from a majority in aggregate principal amount of the Notes of such series outstanding pursuant to the terms of this Indenture.
(4)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.
(d)    Whether or not therein expressly so provided, subsections (a), (b), (c) and (e) of this Section 7.01 and Section 7.02 shall govern every provision of this Indenture that in any way relates to the Trustee.
(e)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction (including, but in no way limited to, the fees and disbursements of agents and attorneys). The Trustee’s fees, expenses and indemnities (in each of its capacities under this Indenture) (including, but in no way limited to, the fees and disbursements of agents and attorneys) are included in the amounts guaranteed by the Note Guarantees of such series.
(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.
SECTION 7.02.    Rights of Trustee.
Subject to Section 7.01:
(1)    The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgement, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(2)    Before the Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officer’s Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 10.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
(3)    The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder directly or indirectly or by or through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed by it with due care.
(4)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute gross negligence or willful misconduct.
(5)    The Trustee may consult with counsel of its selection, at the expense of the Issuer, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(6)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including but not limited to as Registrar, Paying Agent and Depository Custodian), and each agent, custodian and other person employed to act hereunder; provided, however, after the occurrence and during the continuance of an Event of Default, only the Trustee, in its capacity as such, shall be subject to the prudent person standard.

(7)    The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its own gross negligence or willful misconduct in the performance of such act.
(8)    The Trustee may from time to time request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any persons authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(9)    In no event shall the Trustee be responsible or liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(10)    The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document, or inquire as to the performance by the Issuer or the Guarantors of any of their covenants in this Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers or the Guarantors, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
SECTION 7.03.    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights. The Trustee shall also be subject to Sections 7.10 and 7.11.
SECTION 7.04.    Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Note Guarantee, it shall not be accountable for the Issuer’s or any Guarantor’s use of the proceeds from the sale of Notes, it will not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent) or any money paid to the Issuer or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, the Note Guarantees or this Indenture other than its certificate of authentication. The Trustee shall not be responsible for any statement in the Offering Memorandum or any other document utilized by the Issuer in connection with the sale of the Notes, and shall not be responsible for any rating on the Notes or any action or omission of any Rating Agency.

SECTION 7.05.    Notice of Defaults.
If a Default or Event of Default occurs and is continuing (which shall not be cured or waived) and if it is actually known to a Responsible Officer of the Trustee (pursuant to Section 7.01(a) hereof), the Trustee shall give to each Noteholder a notice of the Default or Event of Default within 90 days after it occurs in the manner and as provided in this Indenture. Except in the case of a Default or Event of Default relating to the payment of the principal of or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture), the Trustee may withhold the notice, and shall be fully protected in so withholding, if and so long as it in good faith determines that withholding the notice is in the interests of Holders.
SECTION 7.06.    [Reserved].
SECTION 7.07.    Compensation and Indemnity.
(a)    The Issuer and the Guarantors shall pay to the Trustee from time to time compensation as agreed upon in writing for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuer and the Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with the Trustee’s duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and external counsel.
(b)    The Issuer and the Guarantors, jointly and severally, shall indemnify each of the Trustee and its agents, employees, shareholders, directors and officers and any predecessor Trustee for, and hold each of them harmless against, any and all loss, action, suit, damage, claim, liability, cost, fee or expense, including without limitation taxes (other than taxes based on the income of the Trustee) and reasonable attorneys’ fees and expenses (collectively, “Losses”) incurred by each of them in connection with the acceptance or administration of this Indenture or the performance of its duties under this Indenture or the exercise of its rights and powers under the Notes and the Guarantees, including the costs and expenses of enforcing this Indenture (including this Section 7.07), the Notes and the Guarantees or otherwise arising under this Indenture and including the reasonable costs and expenses of defending itself against any claim (whether asserted by any Holder, the Issuer, any Guarantor or otherwise) or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Issuer and the Guarantors in writing promptly of any third party claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee for which it may seek indemnity (each, a “Third Party Claim”); provided that the failure by the Trustee to so notify the Issuer and the Guarantors shall not relieve the Issuer and Guarantors of their obligations hereunder except to the extent the Issuer and the Guarantors are actually prejudiced thereby. Neither the Issuer nor any Guarantor need pay for any settlement or provide any indemnification for any other Losses associated therewith to the extent such settlement is made in connection with any Third Party Claim without its consent, which consent may be withheld in its sole discretion. The Trustee shall have the right to its own counsel and the Issuer shall pay the reasonable fees and expenses of such counsel in connection with any Third Party Claim to the extent the Trustee reasonably determines that a conflict of interest exists or is required in connection with the performance of its duties under this Indenture.

(c)    Notwithstanding the foregoing, the Issuer and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own gross negligence or willful misconduct.
(d)    To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except for such money or property held in trust to pay principal of and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
(e)    The obligations of the Issuer and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of each Issuer and each of the Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.
(f)    When the Trustee incurs expenses or renders services after an Event of Default pursuant to Section 6.01(8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.
(g)    For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven, provided, however, that the gross negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder. The provisions of this Section 7.07 shall apply to Trustee in its capacity as such and in its capacity as Paying Agent, Registrar and any other Agent under this Indenture.
SECTION 7.08.    Replacement of Trustee.
(a)    The Trustee may resign at any time by so notifying the Issuer and the Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes of any series may remove the Trustee by notifying the Issuer and the removed Trustee in writing at least 30 days prior to the requested date of removal and may appoint a successor Trustee with the Issuer’s written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee at its election if:
(1)    the Trustee fails to comply with Section 7.10;
(2)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)    a receiver or other public officer takes charge of the Trustee or its property; or
(4)    the Trustee otherwise becomes incapable of acting.
(b)    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.

(c)    If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes of such series may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.
(d)    If the Trustee fails to comply with Section 7.10, Noteholders holding at least 10% in principal amount of the Notes of such series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(e)    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder of Notes of such series. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
SECTION 7.09.    Successor Trustee by Consolidation, Merger, etc.
If the Trustee consolidates with, merges or converts into, sells or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee; provided that such entity shall be otherwise qualified and eligible under this Article Seven.
SECTION 7.10.    Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate Trustee power and that is subject to supervision or examination by federal or state authorities. Such Trustee together with its affiliates shall at all times have a combined capital surplus of at least $50,000,000 as set forth in its most recent annual report of condition.
SECTION 7.11.    [Reserved].
SECTION 7.12.    Paying Agents.
(a)    The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 7.12:
(i)    that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes of any series (whether such sums have been paid to it by the Issuer or by any obligor on the Notes of such series) in trust for the benefit of Holders of the Notes of such series or the Trustee;
(ii)    that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(iii)    that it will give the Trustee written notice within three Business Days of any failure of the Issuer (or by any obligor on the Notes of such series) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes of such series when the same shall be due and payable.
ARTICLE EIGHT

AMENDMENT, SUPPLEMENT AND WAIVER
SECTION 8.01.    Without Consent of Noteholders.
(a)    Notwithstanding Section 8.02, the Issuer, the Guarantors and the Trustee may modify and amend or supplement this Indenture, the Notes of such series or the Note Guarantees of such series without the consent of any Holder of Notes of such series for any of the following purposes:
(1)    to cure any ambiguity, omission, defect or inconsistency;
(2)    to provide for uncertificated Notes of such series in addition to or in place of Physical Notes of such series;
(3)    to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders of such Notes of such series in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets;
(4)    to secure the Notes of such series;
(5)    to add any Guarantor or release any Guarantor from its Note Guarantee if such release is in accordance with the terms of this Indenture;
(6)    to conform the text of this Indenture, the Notes, or the Note Guarantees to any provision of the “Description of notes” set forth in the Offering Memorandum to the extent that such provision in the “Description of notes” set forth in the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, the Notes, or the Note Guarantees, which intent may be evidenced by an Officer’s Certificate to that effect;
(7)    to provide for the issuance of Additional Notes of such series in accordance with the limitations set forth in this Indenture as of the date hereof; or
(8)    to make any change that would provide any additional rights or benefits to the Holders of such Notes of such series or that does not adversely affect the rights under this Indenture of any Holder in any material respect.

(b)    After an amendment or supplement under this Section 8.01 becomes effective, the Issuer shall send to the Holders a notice briefly describing the amendment or supplement. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or supplement.
(c)    In executing an amendment, supplemental indenture or waiver, the Trustee shall be entitled to receive and be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to such amendment, supplement or waiver have been satisfied, that such amendment, supplement or waiver is authorized or permitted by this Indenture, and, with respect to such Opinion of Counsel, that the amendment, supplement or waiver constitutes the Issuer’s legal, valid and binding obligation, enforceable against it in accordance with its terms.
SECTION 8.02.    With Consent of Noteholders.
(a)    Except to the extent provided in Section 8.01 and subsections (b) and (c) of this Section 8.02, this Indenture, the Notes of a series or any Note Guarantee of such series may be amended with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of such series voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes of such series), and any existing Default or compliance with any provision of this Indenture, the Notes of such series or any Note Guarantee of such series may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes of such series).
(b)    Except as provided in Section 8.02(a), without the consent of each Holder of Notes of a series issued under this Indenture affected thereby, an amendment or waiver may not (with respect to any Note of such series held by a non-consenting Holder):
(1)    reduce the principal amount of Notes of such series issued under this Indenture whose Holders must consent to an amendment, supplement or waiver;
(2)    reduce the principal amount of or change the Maturity Date of any Notes of such series, or alter the provisions with respect to the redemption of any such Notes of such series other than, except as set forth in clause (8) of this Section 8.02(b), the provisions of Sections 4.08 and 4.09 (other than provisions specifying the notice periods for effecting a redemption, which may be amended by Holders of at least a majority in principal amount of the Notes of such series then outstanding);
(3)    reduce the rate of or change the time for payment of interest on any such Notes of such series;
(4)    waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any such Notes of such series (except a rescission of acceleration of Notes of such series by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of such series and a waiver of the payment default that resulted from such acceleration);

(5)    make any such Note payable in currency other than that stated in such Note;
(6)    make any change to the provisions of this Indenture relating to waiver of past Defaults;
(7)    impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Notes of such series on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes of such series;
(8)    after the Issuer’s obligation to purchase Notes of such series arises hereunder, amend, change or modify in any material respect the obligations of the Issuer to make and consummate a Change of Control Offer with respect to a Change of Control that has occurred, including, without limitation, in each case, by amending, changing or modifying any of the definitions relating thereto;
(9)    release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or
(10)    modify or change any provision of this Indenture affecting the ranking of the Notes of such series or Note Guarantees of such series in a manner adverse to the Holders of Notes of such series.
(c)    It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
(d)    After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer shall send to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
(e)    Notwithstanding the foregoing, any amendment, supplement or waiver of a provision applicable to one series of Notes will not affect the rights of Holders of the other series of Notes.
SECTION 8.03.    Revocation and Effect of Consents.
(a)    After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note of the relevant series is a continuing consent conclusive and binding upon such Holder of a Note of such series and every subsequent Holder of the same Note of such series or portion thereof, and of any Note of such series issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note of such series.
(b)    The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Noteholders of such series at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Noteholders of such series after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Noteholders of such series has been obtained.
(c)    After an amendment, supplement, waiver or other action under Section 8.01 or Section 8.02 becomes effective, it shall bind every Noteholder of such series, unless it makes a change described in any of clauses (1) through (10) of Section 8.02(b). In that case the amendment, supplement, waiver or other action shall bind each Noteholder of such series who has consented to it and every subsequent Noteholder of such series or portion of a Note of such series that evidences the same debt as the consenting Holder’s Note of such series.
SECTION 8.04.    Notation on or Exchange of Notes.
If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall, in the case of a Physical Note, request the Holder of the Note (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Noteholder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, the Guarantors shall endorse and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
SECTION 8.05.    Trustee To Sign Amendments, etc.
The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. Notwithstanding anything herein to the contrary, in signing or refusing to sign an amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating, in addition to the matters required by Sections 10.04 and 10.05, that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and an Opinion of Counsel stating that such amendment, supplement or waiver is a legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its terms (subject to customary exceptions).
ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE; GUARANTEE
SECTION 9.01.    Discharge of Indenture.
This Indenture will be discharged and will cease to be of further effect as to all Notes of a series and Note Guarantees of such series, and the Trustee, at the expense and upon the written request of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, the Notes of such series and the Note Guarantees of such series, when all amounts due to the Trustee shall have been paid and either:
(1)    all outstanding Notes of such series issued under this Indenture (other than (i) Notes of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 hereof and (ii) Notes of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered by the Trustee for cancellation; or
(2)    (a) all Notes of such series outstanding under this Indenture (I) have become due and payable, whether at maturity or as a result of the sending of a notice of redemption, or (II) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor irrevocably deposits with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in such amounts as will be sufficient (with respect to any U.S. Government Obligations, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), to pay the principal of, premium, if any, and interest on the Notes of such series outstanding under this Indenture on the maturity date or on the applicable Redemption Date, as the case may be; (b) the Issuer or any Guarantor has paid or caused to be paid all sums payable by the Issuer or any Guarantor under this Indenture; and (c) the Issuer has delivered (I) irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes of such series at maturity or the applicable Redemption Date, as the case may be, and (II) an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and that such satisfaction and discharge does not result in a default under any agreement or instrument then known to such counsel which binds or affects the Issuer.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Article Two and in Sections 4.01, 4.02, 7.07, 9.05 and 9.06 shall survive such satisfaction and discharge (in the case of obligations under Article Two, Sections 4.01 and 4.02, until the Notes of such series are no longer outstanding).
SECTION 9.02.    Legal Defeasance.
The Issuer may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes of a series on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes of such series and to have satisfied all their other obligations under such Notes of such series and this Indenture insofar as such Notes of such series are concerned (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and the Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:
(1)    the rights of the Holders of the outstanding Notes of such series to receive solely from the trust described in Section 9.04 and as more fully set forth in Section 9.04, payments in respect of the principal amount of, premium, if any, and interest on such Notes of such series when such payments are due,
(2)    the Issuer’s obligations with respect to the Notes of such series concerning the registration of Notes of such series or mutilated, destroyed, lost or stolen Notes of such series, in each case under Article Two and Section 4.02,
(3)    the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and the Issuer’s obligations in connection therewith, and
(4)    this Article Nine.
Concurrently with any Legal Defeasance, the Issuer may, at its further option, cause to be terminated, as of the date on which such Legal Defeasance occurs, all of the obligations under any or all of the Note Guarantees of a series, if any, then existing and obtain the release of the Note Guarantees of such series of any or all Guarantors. In order to exercise such option regarding a Note Guarantee of such series, the Issuer shall provide the Trustee with written notice of their desire to terminate such Note Guarantee prior to the delivery of the Opinions of Counsel referred to in Section 9.04.
Subject to compliance with this Article Nine, the Issuer may exercise its option under this Section 9.02 with respect to the Notes of a series notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes of such series.
SECTION 9.03.    Covenant Defeasance.
The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors under Sections 4.03, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.14 and Section 5.01 released with respect to the outstanding Notes of a series on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of such series, the Issuer may fail to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, the Notes of such series and the Note Guarantees of such series shall be unaffected thereby. In addition, upon the Issuer’s exercise of the option in this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04, Sections 6.01(3), (4), (5), (6), (7) and (8) shall not constitute Events of Default.
Notwithstanding any discharge or release of any obligations under this Indenture pursuant to Section 9.02 or this Section 9.03, the Issuer’s obligations in Article Two and Sections 7.07,

9.05, 9.06, 9.07 and 9.08 shall survive until such time as the Notes of such series have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 9.05, 9.07 and 9.08 shall survive.
SECTION 9.04.    Conditions to Legal Defeasance or Covenant Defeasance.
The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Notes of a series:
(1)    the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes of such series issued under this Indenture, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (with respect to any U.S. Government Obligations, in the opinion of a nationally recognized firm of independent public accountants, such opinion shall be delivered to the Trustee, and upon which the Trustee shall have no liability in relying), to pay the principal, premium, if any, and interest on the Notes of such series outstanding under this Indenture on the stated maturity or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether such Notes of such series are being defeased to maturity or to a particular Redemption Date;
(2)    in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel (upon which the Trustee shall have no liability in relying) confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes of such series outstanding under this Indenture will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)    in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel (upon which the Trustee shall have no liability in relying) confirming that the beneficial owners of the Notes of such series outstanding under this Indenture will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;
(5)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6)    the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes of such series issued under this Indenture over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and
(7)    the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
SECTION 9.05.    Deposited Money and U.S. Government Obligations To Be Held in Trust.
All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agents, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon a written request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 9.04 which (with respect to any U.S. Government Obligations in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
SECTION 9.06.    Reinstatement.
If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, each Issuer’s and each Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

SECTION 9.07.    Moneys Held by Paying Agent.
In connection with the satisfaction and discharge of this Indenture, all moneys and U.S. Government Obligations then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid or delivered to the Trustee, or if sufficient moneys and U.S. Government Obligations have been deposited pursuant to Section 9.04, to the Issuer upon a request of the Issuer (or, if such moneys and U.S. Government Obligations had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.
SECTION 9.08.    Moneys Held by Trustee.
Subject to applicable law, any moneys and U.S. Government Obligations deposited with the Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid or returned to the Issuer (or, if appropriate, the Guarantors) upon a written request of the Issuer, or if such moneys and U.S. Government Obligations are then held by the Issuer or the Guarantors in trust, such moneys and U.S. Government Obligations shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust moneys and U.S. Government Obligations shall thereupon cease.
SECTION 9.09.    Guarantee.
The Guarantors, by execution of this Indenture, jointly and severally, guarantee to each Holder and to the Trustee (i) the due and punctual payment of the principal of, premium, if any, and interest on each Note of a series, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes of such series, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of such Note of such series and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes of such series or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Indenture, agrees that, subject only to the applicable provisions, if any, of Section 9.14, its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note of such series or this Indenture, any failure to enforce the provisions of any such Note of such series or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Note of such series, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor. Each Guarantor further agrees that its Note Guarantee of any series herein constitutes a Guarantee of such series of payment when due (and not a Guarantee of collection).

Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note of any series or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note of such series except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.
The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Trustee or any Holder under the Note Guarantees.
SECTION 9.10.    Execution and Delivery of Note Guarantee.
To further evidence the Note Guarantee set forth in Section 9.09, each Guarantor hereby agrees that a notation of such Note Guarantee, substantially in the form attached hereto as Exhibit G, shall be endorsed on each Note authenticated and delivered by the Trustee and such Note Guarantee shall be executed by either manual, electronic or facsimile signature of an Officer of each Guarantor. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.
Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 9.09 shall be in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
If an Officer of a Guarantor whose signature is on this Indenture or a Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Note Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Note shall be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantor.
SECTION 9.11.    Release of Guarantors.
(a)    A Note Guarantee of a series of Notes by a Guarantor will be unconditionally and automatically released and discharged upon any of the following:
(1)    any Transfer (including, without limitation, by way of consolidation or merger) by any Guarantor to any Person that is not a Guarantor of all or substantially all of the properties and assets of, such Guarantor; provided that such Guarantor is also released from all of its obligations in respect of the Senior Secured

Credit Facility, the 2027 Senior Notes or any other capital markets Indebtedness that gave rise to the obligation to provide such Note Guarantee; or
(2)    any Transfer directly or indirectly (including, without limitation, by way of consolidation or merger) to any Person that is not a Guarantor of Equity Interests of a Guarantor or any issuance by a Guarantor of its Equity Interests, such that such Guarantor ceases to be a Subsidiary; provided that such Guarantor is also released from all of its obligations in respect of the Senior Secured Credit Facility, the 2027 Senior Notes or any other capital markets Indebtedness that gave rise to the obligation to provide such Note Guarantee; or
(3)    the release of such Guarantor from all guarantee obligations of such Guarantor in respect of the Senior Secured Credit Facility and the 2027 Senior Notes or any other Indebtedness that gave rise (or would give rise) to the obligation to provide such Note Guarantee; or
(4)    with respect to such series of Notes, upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture with respect to such series in accordance with Article Nine; or
(5)    such Guarantor is designated an Unrestricted Subsidiary in accordance with the terms of this Indenture.
(b)    No such release or discharge of a Note Guarantee of a Guarantor shall be effective against the Trustee or the Holders of Notes to which such Note Guarantee relates (i) if a Default or Event of Default shall have occurred and be continuing under this Indenture as of the time of such proposed release until such time as such Default or Event of Default is cured and waived (unless such release is in connection with the sale of the Equity Interests in such Guarantor constituting collateral for the Senior Secured Credit Facility in connection with the exercise of remedies against such Equity Interests or in connection with a Transfer permitted by this Indenture if, but for the existence of such Default or Event of Default, such Guarantor would otherwise be entitled to be released from its Guarantee following the sale of such Equity Interests) and (ii) until the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transactions have been complied with and that such release and discharge is authorized and permitted under this Indenture.
(c)    If the Note Guarantee of any Guarantor is deemed to be released or is automatically released, the Issuer shall deliver to the Trustee an Officer’s Certificate stating the identity of the released Guarantor, the basis for release in reasonable detail, and that such release complies with this Indenture. At the written request of the Issuer, and upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel, each stating that a Guarantor has been released and that execution by the Trustee of an appropriate instrument evidencing the release of such Guarantor from its Guarantee complies with this Indenture, the Trustee shall execute any documents reasonably requested by either the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Nine (it being understood that the failure to obtain any such instrument shall not impair any automatic release pursuant to this Section 9.11).

SECTION 9.12.    Waiver of Subrogation.
Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.14 is knowingly made in contemplation of such benefits.
SECTION 9.13.    Notice to Trustee.
The Issuer or any Guarantor shall give prompt written notice to the Trustee of any fact known to such Issuer or any such Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Note Guarantees. Notwithstanding the provisions of this Article Nine or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Note Guarantees, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Issuer no later than three Business Days prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 9.13, and subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice referred to in this Section 9.13 at least three Business Days prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than three Business Days prior to such date.
SECTION 9.14.    Limitation on Guarantor’s Liability.
Each Guarantor, and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee of a Guarantor does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each Guarantor hereby irrevocably agree that the obligations of a Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.
ARTICLE TEN

MISCELLANEOUS
SECTION 10.01.    [Reserved].
SECTION 10.02.    Notices.
Except for notice or communications to Holders, any notice or communication shall be given in writing in English and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:
If to the Issuer or any Guarantor:

    The Brink’s Company
1801 Bayberry Court
Richmond, Virginia 23226
Facsimile: (804) 289-9765
Attention: General Counsel
With copies to:
    Troutman Pepper Hamilton Sanders LLP
1001 Haxall Point
Richmond, Virginia 23219
Facsimile: (804) 698-5176
Attention: Dave Meyers, Esq.
If to the Trustee:

Wilmington Trust, National Association
    1310 Silas Deane Highway
    Wethersfield, CT 06109
    Facsimile: 203-453-1183
    Attention: The Brink’s Company, Notes Administrator
The Issuer, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
The Trustee agrees to accept and act upon instructions, directions, reports, notices and other communications or information pursuant to this Indenture sent by unsecured electronic transmissions (including email and .pdf attachments); provided that (i) the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained directly or indirectly by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information and (ii) each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties. If the party elects to give the Trustee email or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.
Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, sent in accordance with the Depository’s applicable procedures in the case of a Global Note, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar (or to the extent permitted or required by applicable Depository procedures or regulations with respect to Global Notes, sent electronically in .pdf format). Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository (or its designee) pursuant to the standing instructions from the Depository or its designee, including by electronic mail in accordance with the Depository’s applicable procedures.
If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.
Notwithstanding anything herein to the contrary, any notice to the Trustee shall be deemed given when actually received.
SECTION 10.03.    [Reserved].
SECTION 10.04.    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, such Issuer or such Guarantor shall furnish to the Trustee:
(1)    an Officer’s Certificate (which shall include the statements set forth in Section 10.05 below) stating that, in the opinion of the signatory, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)    an Opinion of Counsel (which shall include the statements set forth in Section 10.05 below) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.
SECTION 10.05.    Statements Required in Certificate and Opinion.
Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture shall include:
(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)    a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)    a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.
SECTION 10.06.    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules and set reasonable requirements for their functions.
SECTION 10.07.    Business Days; Legal Holidays.
A “Business Day” is a day that is not a Legal Holiday. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banks in The City of New York, the State of New York are authorized or required by law to close. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
SECTION 10.08.    Governing Law.
This Indenture, the Notes and the Note Guarantees shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.
SECTION 10.09.    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 10.10.    Successors.
All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Agents in this Indenture shall bind its successor.
SECTION 10.11.    Multiple Counterparts.
The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement. Any signature to this Indenture may be delivered by facsimile, electronic mail (including .pdf) or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee by an authorized person) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. The Issuer agrees to assume all risks arising out of the use of using electronic signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
SECTION 10.12.    Table of Contents, Headings, etc.
The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 10.13.    Separability.
Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 10.14.    Waiver of Jury Trial.
THE ISSUER, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR ANY TRANSACTION CONTEMPLATED HEREBY.
SECTION 10.15.    Jurisdiction.
The parties hereby (i) irrevocably submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan, the City of New York, (ii) waive any objection to laying of venue in any such action or proceeding in such courts, and (iii) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party.

SECTION 10.16.    Force Majeure.
The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence caused directly or indirectly by circumstances beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, epidemics, malfunctions of utilities, computer (hardware or software) or communications service, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).
SECTION 10.17.     U.S.A. Patriot Act.
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust, or other legal entity, the Trustee requires documentation to verify its formation and existence as a legal entity. The Trustee may ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.  The parties acknowledge that a portion of the identifying information set forth herein is being requested by the Trustee in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”), and each agrees to provide any additional information requested by the Trustee in connection with the Act or any other legislation or regulation to which Trustee is subject, in a timely manner.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.
THE BRINK’S COMPANY,
as Issuer
By:    /s/ Kurt B. McMaken
Name:    Kurt B. McMaken
Title:    Executive Vice President and Chief Financial Officer

GUARANTORS:
BRINK’S, INCORPORATED,
as a Guarantor
By:    /s/ Daniel J. Castillo
Name:    Daniel J. Castillo
Title:     President

BRINK’S HOLDING COMPANY,
as a Guarantor
By:    /s/ Kurt B. McMaken
Name:    Kurt B. McMaken
Title:     Executive Vice President and
Chief Financial Officer

PITTSTON SERVICES GROUP INC.,
as a Guarantor
By:    /s/ Kurt B. McMaken
Name:    Kurt B. McMaken
Title:     Executive Vice President and
Chief Financial Officer

BRINK’S SECURITY INTERNATIONAL, INC.,
as a Guarantor
By:    /s/ Kurt B. McMaken
    Name:        Kurt B. McMaken
Title:        Executive Vice President and
Chief Financial Officer

BRINK’S NETWORK, INCORPORATED,
    as a Guarantor

By:    /s/ Kurt B. McMaken
    Name:        Kurt B. McMaken
Title:     Executive Vice President and
Chief Financial Officer

BRINK’S GLOBAL SERVICES USA, INC.,
as a Guarantor

By:    /s/ Jamal Powell
    Name:        Jamal Powell
    Title:        President
PAI MIDCO, INC.,
as a Guarantor
By:    /s/ David Dove
    Name:    David Dove
    Title:    Chief Executive Officer
WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Trustee
By:    /s/ Nedine P. Sutton
Name:    Nedine P. Sutton
Title:    Vice President

EXHIBIT A-1
[FORM OF RESTRICTED NOTE]
THE BRINK’S COMPANY
6.500% SENIOR NOTE DUE 2029
[Insert Global Note Legend, if applicable]
[Insert Private Placement Legend]
No. [  ]    CUSIP No. [ ]
    ISIN No. [          ]    $[ ]
THE BRINK’S COMPANY, a Virginia corporation (the “Issuer”), for value received promises to pay to Cede & Co. or registered assigns the principal sum of [                 ] (or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in Global Note attached hereto), on June 15, 2029.

Interest Payment Dates:	June 15 and December 15, commencing [ ].
Record Dates:	June 1 and December 1 (whether or not a Business Day).
Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

A-1-1

IN WITNESS WHEREOF, the Issuer has caused this 2029 Senior Note to be signed manually, electronically or by facsimile by its duly authorized officer.
THE BRINK’S COMPANY
By:
Name:
Title:

A-1-2

Certificate of Authentication
This is one of the 6.500% Senior Notes due 2029 referred to in the within-mentioned Indenture.
Wilmington Trust, National Association, as Trustee

By:
    Authorized Signatory

Dated: June 12, 2024

A-1-3

[FORM OF REVERSE OF RESTRICTED NOTE]
THE BRINK’S COMPANY
6.500% SENIOR NOTE DUE 2029
1.    Interest. THE BRINK’S COMPANY, a Virginia corporation (the “Issuer”), promises to pay interest on the principal amount set forth on the face hereof at a rate of 6.500% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including June 12, 2024 to, but excluding, the date on which interest is paid. Interest shall be payable in arrears on each June 15 and December 15, commencing [ ]. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the actual days elapsed. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the 2029 Senior Notes.
2.    Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on June 1 or December 1 preceding the Interest Payment Date (whether or not a Business Day). Holders of Physical 2029 Senior Notes must surrender such Physical 2029 Senior Notes to a Paying Agent to collect principal payments. Prior to 10:00 A.M., New York City time, on each Interest Payment Date and Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds U.S. Dollars sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits such Paying Agents to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global 2029 Senior Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global 2029 Senior Notes represented thereby. The principal and interest on Physical 2029 Senior Notes shall be payable, either in person, by wire transfer or by mail, at the office of the Paying Agent or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the 2029 Senior Notes at their respective addresses set forth in the register of Holders of the 2029 Senior Notes, such payment information to be received by the Paying Agent or the Issuer at least 15 days prior to the applicable payment date. Final payment of principal at maturity with respect to a Physical 2029 Senior Note will only be made by the Trustee upon surrender of the related 2029 Senior Note to the Trustee at its Corporate Trust Office.
3.    Paying Agent and Registrar. Initially, Wilmington Trust, National Association, as trustee (the “Trustee”), will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without prior notice to the Holders. The Issuer or any Affiliate thereof may act as Paying Agent or Registrar.
4.    Indenture. The Issuer issued the 2029 Senior Notes under an Indenture dated as of June 12, 2024 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. This is one of an issue of 2029 Senior Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the 2029 Senior Notes include those stated in the Indenture. The 2029 Senior Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. In the event of a discrepancy between the terms of this 2029 Senior Note and the terms of the Indenture, the terms of the Indenture shall control.
A-1-4

5.    Optional Redemption.
At any time prior to June 15, 2026, the Issuer may on any one or more occasions redeem up to (i) 40% of the original aggregate principal amount of the 2029 Senior Notes issued under the Indenture on the Issue Date and (ii) all or a portion of any Additional 2029 Senior Notes issued after the Issue Date, upon not less than 10 nor more than 60 days’ notice to Holders of the 2029 Senior Notes, at a redemption price equal to 106.500% of the principal amount of the 2029 Senior Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, with an amount of cash no greater than the cash proceeds (net of underwriting discounts and commissions) of all Equity Offerings by the Issuer since the Issue Date; provided that:
(1)    at least 50% (calculated after giving effect to any issuance of Additional 2029 Senior Notes) of the original aggregate principal amount of 2029 Senior Notes issued under the Indenture (excluding 2029 Senior Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(2)    the redemption occurs within 120 days of the date of the closing of such Equity Offering.
In addition, prior to June 15, 2026, the Issuer may redeem the 2029 Senior Notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus the 2029 Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the rights of Holders of the 2029 Senior Notes to be redeemed on or after a record date for the payment of interest to receive interest on the relevant Interest Payment Date). The Issuer shall notify the Trustee of the 2029 Applicable Premium by delivering to the Trustee promptly after the calculation of such 2029 Applicable Premium, on or before the applicable Redemption Date, an Officer’s Certificate showing the calculation thereof in reasonable detail, and the Trustee shall have no responsibility for verifying or otherwise for such calculation or calculation of any redemption price or the 2029 Applicable Premium.
On or after June 15, 2026, the Issuer may on any one or more occasions redeem all or a part of the 2029 Senior Notes, upon not less than 10 nor more than 60 days’ notice to Holders of the 2029 Senior Notes, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2029 Senior Notes redeemed, to, but excluding, the applicable Redemption Date (subject to the rights of Holders of the 2029 Senior Notes to be redeemed on or after a record date for the payment of interest to receive interest on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on June 15 of the years indicated below:

Year	Percentage
2026	103.250%
2027	101.625%
2028 and thereafter	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the 2029 Senior Notes or portions thereof called for redemption on the applicable
A-1-5

Redemption Date. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
The 2029 Senior Notes may also be redeemed in certain circumstances set forth in Section 3.09 of the Indenture.
Notwithstanding the foregoing provisions of this paragraph 5, the payment of accrued but unpaid interest in connection with the redemption of 2029 Senior Notes is subject to the rights of a Holder of 2029 Senior Notes on a record date for the payment of interest whose 2029 Senior Notes are to be redeemed on or after such record date but on or prior to the related Interest Payment Date to receive interest on such Interest Payment Date.
6.    Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 10 but not more than 60 days before the Redemption Date to each Holder of 2029 Senior Notes to be redeemed at its registered address (or to the extent permitted or required by applicable Depository procedures or regulations with respect to Global 2029 Senior Notes, sent electronically in .pdf format). The Issuer may instruct the Trustee in writing to send the notice of redemption in the name or and at the expense of the Issuer provided the Trustee receives such written instruction at least 5 days (or such shorter time as the Trustee may agree) prior to the date such notice of redemption is to be sent. If any 2029 Senior Note is to be redeemed in part only, the notice of redemption that relates to such 2029 Senior Note shall state the portion of the principal amount thereof to be redeemed. Any redemption and notice thereof may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in the notice relating to such redemption.
7.    Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Disposition and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding 2029 Senior Notes in accordance with the procedures set forth in the Indenture.
8.    Denominations, Transfer, Exchange. The 2029 Senior Notes are in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange 2029 Senior Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Issuer shall not be required to (i) transfer or exchange any 2029 Senior Note selected for redemption or (ii) transfer or exchange any 2029 Senior Note for a period of 15 days before a mailing of notice of redemption. The Registrar need not register the transfer of or exchange any 2029 Senior Notes or portion of a 2029 Senior Note selected for redemption, or register the transfer of or exchange any 2029 Senior Notes for a period of 15 days before a mailing of notice of redemption.
9.    Persons Deemed Owners. The registered Holder of this 2029 Senior Note may be treated as the owner of this 2029 Senior Note for all purposes.
10.    Unclaimed Money. Subject to applicable law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer and the
A-1-6

Guarantors for payment as general creditors unless an “abandoned property” law designates another Person.
11.    Amendment, Supplement, Waiver, Etc. The Indenture, the 2029 Senior Notes and such Note Guarantees may be amended or supplemented as provided in Article Eight of the Indenture.
12.    Restrictive Covenants. Subject to Section 4.15 of the Indenture, the Indenture imposes certain limitations on the ability of the Issuer and its Subsidiaries to, among other things, create liens, make Restricted Payments, enter into Sale and Leaseback Transactions or consolidate, merge or sell all or substantially all of the assets of the Issuer and its Subsidiaries and requires the Issuer to provide reports to Holders of the 2029 Senior Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.
13.    Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the 2029 Senior Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.
14.    Defaults and Remedies. The Events of Default relating to the 2029 Senior Notes are set forth in Article Six of the Indenture.
15.    Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.
16.    No Recourse Against Others. No director, officer, employee, incorporator or shareholder of the Issuer, any Guarantor, the Issuer or of any other Subsidiary of the Issuer, or any affiliate of the foregoing, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the 2029 Senior Notes, the Indenture or such Note Guarantees for such series or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2029 Senior Notes by accepting a 2029 Senior Note waives and releases all such liability. This waiver may not be effective to waive liabilities under the federal securities laws.
17.    Discharge. The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the 2029 Senior Notes or upon the irrevocable deposit with the Trustee of cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient to pay when due principal of and interest on the 2029 Senior Notes to maturity or redemption, as the case may be.
18.    Guarantees. From and after the Issue Date, the 2029 Senior Notes will be entitled to the benefits of certain Note Guarantees of such series made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
19.    Authentication. This 2029 Senior Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this 2029 Senior Note.
A-1-7

20.    Governing Law. THIS 2029 SENIOR NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
21.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
    The Brink’s Company
1801 Bayberry Court
Richmond, Virginia 23226
Facsimile: (804) 289-9765
Attention: General Counsel

A-1-8

ASSIGNMENT
I or we assign and transfer this 2029 Senior Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
and irrevocably appoint

Agent to transfer this 2029 Senior Note on the books of the Issuer. The Agent may substitute another to act for him.
Date:            Your Signature:
(Sign exactly as your name appears on the other side of this 2029 Senior Note)
Signature Guarantee:    ______________________________
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-9

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have all or any part of this 2029 Senior Note purchased by the Issuer pursuant to Section 4.08 or Section 4.09 of the Indenture, check the appropriate box:
    Section 4.08                Section 4.09
If you want to have only part of the 2029 Senior Note purchased by the Issuer pursuant to Section 4.08 or Section 4.09 of the Indenture, state the amount you elect to have purchased:
$
($2,000 or any integral multiple of $1,000
in excess thereof; provided that the part not
purchased must be at least $2,000)
Date:
Your Signature:    ___________________________________
(Sign exactly as your name appears on the face of this 2029 Senior Note)

Signature Guaranteed
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-10

Schedule of Exchanges of Interests in Global Note1
The following exchanges of a part of this Global 2029 Senior Note for an interest in another Global 2029 Senior Note or for a Physical 2029 Senior Note, or exchanges of a part of another Global 2029 Senior Note or Physical 2029 Senior Note for an interest in this Global 2029 Senior Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global 2029 Senior Note	Amount of increase in Principal Amount of this Global 2029 Senior Note	Principal Amount of this Global 2029 Senior Note following such decrease (or increase)	Signature of authorized signatory of Trustee

1 Insert in Global Securities only.
A-1-11

EXHIBIT A-2
[FORM OF RESTRICTED NOTE]
THE BRINK’S COMPANY
6.750% SENIOR NOTE DUE 2032
[Insert Global Note Legend, if applicable]
[Insert Private Placement Legend]
No. [  ]    CUSIP No. [ ]
    ISIN No. [          ]    $[ ]
THE BRINK’S COMPANY, a Virginia corporation (the “Issuer”), for value received promises to pay to Cede & Co. or registered assigns the principal sum of [                 ] (or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in Global Note attached hereto), on June 15, 2032.

Interest Payment Dates:	June 15 and December 15, commencing [ ].
Record Dates:	June 1 and December 1 (whether or not a Business Day).
Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.
A-2-1

IN WITNESS WHEREOF, the Issuer has caused this 2032 Senior Note to be signed manually, electronically or by facsimile by its duly authorized officer.
THE BRINK’S COMPANY
By:
Name:
Title:

A-2-2

Certificate of Authentication
This is one of the 6.750% Senior Notes due 2032 referred to in the within-mentioned Indenture.
Wilmington Trust, National Association, as Trustee

By:
    Authorized Signatory

Dated: June 12, 2024

A-2-3

[FORM OF REVERSE OF RESTRICTED NOTE]
THE BRINK’S COMPANY
6.750% SENIOR NOTE DUE 2032
1.    Interest. THE BRINK’S COMPANY, a Virginia corporation (the “Issuer”), promises to pay interest on the principal amount set forth on the face hereof at a rate of 6.750% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including June 12, 2024 to, but excluding, the date on which interest is paid. Interest shall be payable in arrears on each June 15 and December 15, commencing [ ]. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the actual days elapsed. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the 2032 Senior Notes.
2.    Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on June 1 or December 1 preceding the Interest Payment Date (whether or not a Business Day). Holders of Physical 2032 Senior Notes must surrender such Physical 2032 Senior Notes to a Paying Agent to collect principal payments. Prior to 10:00 A.M., New York City time, on each Interest Payment Date and Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds U.S. Dollars sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits such Paying Agents to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global 2032 Senior Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global 2032 Senior Notes represented thereby. The principal and interest on Physical 2032 Senior Notes shall be payable, either in person, by wire transfer or by mail, at the office of the Paying Agent or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the 2032 Senior Notes at their respective addresses set forth in the register of Holders of the 2032 Senior Notes, such payment information to be received by the Paying Agent or the Issuer at least 15 days prior to the applicable payment date. Final payment of principal at maturity with respect to a Physical 2032 Senior Note will only be made by the Trustee upon surrender of the related 2032 Senior Note to the Trustee at its Corporate Trust Office.
3.    Paying Agent and Registrar. Initially, Wilmington Trust, National Association, as trustee (the “Trustee”), will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without prior notice to the Holders. The Issuer or any Affiliate thereof may act as Paying Agent or Registrar.
4.    Indenture. The Issuer issued the 2032 Senior Notes under an Indenture dated as of June 12, 2024 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. This is one of an issue of 2032 Senior Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the 2032 Senior Notes include those stated in the Indenture. The 2032 Senior Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. In the event of a discrepancy between the terms of this 2032 Senior Note and the terms of the Indenture, the terms of the Indenture shall control.
A-2-4

5.    Optional Redemption.
At any time prior to June 15, 2027, the Issuer may on any one or more occasions redeem up to (i) 40% of the original aggregate principal amount of the 2032 Senior Notes issued under the Indenture on the Issue Date and (ii) all or a portion of any Additional 2032 Senior Notes issued after the Issue Date, upon not less than 10 nor more than 60 days’ notice to Holders of the 2032 Senior Notes, at a redemption price equal to 106.750% of the principal amount of the 2032 Senior Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, with an amount of cash no greater than the cash proceeds (net of underwriting discounts and commissions) of all Equity Offerings by the Issuer since the Issue Date; provided that:
(1)    at least 50% (calculated after giving effect to any issuance of Additional 2032 Senior Notes) of the original aggregate principal amount of 2032 Senior Notes issued under the Indenture (excluding 2032 Senior Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(2)    the redemption occurs within 120 days of the date of the closing of such Equity Offering.
In addition, prior to June 15, 2027, the Issuer may redeem the 2032 Senior Notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus the 2032 Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the rights of Holders of the 2032 Senior Notes to be redeemed on or after a record date for the payment of interest to receive interest on the relevant Interest Payment Date). The Issuer shall notify the Trustee of the 2032 Applicable Premium by delivering to the Trustee promptly after the calculation of such 2032 Applicable Premium, on or before the applicable Redemption Date, an Officer’s Certificate showing the calculation thereof in reasonable detail, and the Trustee shall have no responsibility for verifying or otherwise for such calculation or calculation of any redemption price or the 2032 Applicable Premium.
On or after June 15, 2027, the Issuer may on any one or more occasions redeem all or a part of the 2032 Senior Notes, upon not less than 10 nor more than 60 days’ notice to Holders of the 2032 Senior Notes, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2032 Senior Notes redeemed, to, but excluding, the applicable Redemption Date (subject to the rights of Holders of the 2032 Senior Notes to be redeemed on or after a record date for the payment of interest to receive interest on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on June 15 of the years indicated below:

Year	Percentage
2027	103.375%
2028	101.688%
2029 and thereafter	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the 2032 Senior Notes or portions thereof called for redemption on the applicable
A-2-5

Redemption Date. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
The 2032 Senior Notes may also be redeemed in certain circumstances set forth in Section 3.09 of the Indenture.
Notwithstanding the foregoing provisions of this paragraph 5, the payment of accrued but unpaid interest in connection with the redemption of 2032 Senior Notes is subject to the rights of a Holder of 2032 Senior Notes on a record date for the payment of interest whose 2032 Senior Notes are to be redeemed on or after such record date but on or prior to the related Interest Payment Date to receive interest on such Interest Payment Date.
6.    Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 10 but not more than 60 days before the Redemption Date to each Holder of 2032 Senior Notes to be redeemed at its registered address (or to the extent permitted or required by applicable Depository procedures or regulations with respect to Global 2032 Senior Notes, sent electronically in .pdf format). The Issuer may instruct the Trustee in writing to send the notice of redemption in the name or and at the expense of the Issuer provided the Trustee receives such written instruction at least 5 days (or such shorter time as the Trustee may agree) prior to the date such notice of redemption is to be sent. If any 2032 Senior Note is to be redeemed in part only, the notice of redemption that relates to such 2032 Senior Note shall state the portion of the principal amount thereof to be redeemed. Any redemption and notice thereof may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in the notice relating to such redemption.
7.    Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Disposition and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding 2032 Senior Notes in accordance with the procedures set forth in the Indenture.
8.    Denominations, Transfer, Exchange. The 2032 Senior Notes are in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange 2032 Senior Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Issuer shall not be required to (i) transfer or exchange any 2032 Senior Note selected for redemption or (ii) transfer or exchange any 2032 Senior Note for a period of 15 days before a mailing of notice of redemption. The Registrar need not register the transfer of or exchange any 2032 Senior Notes or portion of a 2032 Senior Note selected for redemption, or register the transfer of or exchange any 2032 Senior Notes for a period of 15 days before a mailing of notice of redemption.
9.    Persons Deemed Owners. The registered Holder of this 2032 Senior Note may be treated as the owner of this 2032 Senior Note for all purposes.
10.    Unclaimed Money. Subject to applicable law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer and the
A-2-6

Guarantors for payment as general creditors unless an “abandoned property” law designates another Person.
11.    Amendment, Supplement, Waiver, Etc. The Indenture, the 2032 Senior Notes and such Note Guarantees may be amended or supplemented as provided in Article Eight of the Indenture.
12.    Restrictive Covenants. Subject to Section 4.15 of the Indenture, the Indenture imposes certain limitations on the ability of the Issuer and its Subsidiaries to, among other things, create liens, make Restricted Payments, enter into Sale and Leaseback Transactions or consolidate, merge or sell all or substantially all of the assets of the Issuer and its Subsidiaries and requires the Issuer to provide reports to Holders of the 2032 Senior Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.
13.    Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the 2032 Senior Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.
14.    Defaults and Remedies. The Events of Default relating to the 2032 Senior Notes are set forth in Article Six of the Indenture.
15.    Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.
16.    No Recourse Against Others. No director, officer, employee, incorporator or shareholder of the Issuer, any Guarantor, the Issuer or of any other Subsidiary of the Issuer, or any affiliate of the foregoing, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the 2032 Senior Notes, the Indenture or such Note Guarantees for such series or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2032 Senior Notes by accepting a 2032 Senior Note waives and releases all such liability. This waiver may not be effective to waive liabilities under the federal securities laws.
17.    Discharge. The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the 2032 Senior Notes or upon the irrevocable deposit with the Trustee of cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient to pay when due principal of and interest on the 2032 Senior Notes to maturity or redemption, as the case may be.
18.    Guarantees. From and after the Issue Date, the 2032 Senior Notes will be entitled to the benefits of certain Note Guarantees of such series made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
19.    Authentication. This 2032 Senior Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this 2032 Senior Note.
A-2-7

20.    Governing Law. THIS 2032 SENIOR NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
21.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
    The Brink’s Company
1801 Bayberry Court
Richmond, Virginia 23226
Facsimile: (804) 289-9765
Attention: General Counsel

A-2-8

ASSIGNMENT
I or we assign and transfer this 2032 Senior Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
and irrevocably appoint

Agent to transfer this 2032 Senior Note on the books of the Issuer. The Agent may substitute another to act for him.
Date:            Your Signature:
(Sign exactly as your name appears on the other side of this 2032 Senior Note)
Signature Guarantee:    ______________________________
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-2-9

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have all or any part of this 2032 Senior Note purchased by the Issuer pursuant to Section 4.08 or Section 4.09 of the Indenture, check the appropriate box:
    Section 4.08                Section 4.09
If you want to have only part of the 2032 Senior Note purchased by the Issuer pursuant to Section 4.08 or Section 4.09 of the Indenture, state the amount you elect to have purchased:
$
($2,000 or any integral multiple of $1,000
in excess thereof; provided that the part not
purchased must be at least $2,000)
Date:
Your Signature:    ___________________________________
(Sign exactly as your name appears on the face of this 2032 Senior Note)

Signature Guaranteed
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-2-10

Schedule of Exchanges of Interests in Global Note1
The following exchanges of a part of this Global 2032 Senior Note for an interest in another Global 2032 Senior Note or for a Physical 2032 Senior Note, or exchanges of a part of another Global 2032 Senior Note or Physical 2032 Senior Note for an interest in this Global 2032 Senior Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global 2032 Senior Note	Amount of increase in Principal Amount of this Global 2032 Senior Note	Principal Amount of this Global 2032 Senior Note following such decrease (or increase)	Signature of authorized signatory of Trustee

1 Insert in Global Securities only.
A-2-11

EXHIBIT A-3
[FORM OF UNRESTRICTED NOTE]
THE BRINK’S COMPANY
6.500% SENIOR NOTE DUE 2029
[Insert Global Note Legend, if applicable]
No. [  ]    CUSIP No. [ ]
    ISIN No. [          ]    $[ ]
THE BRINK’S COMPANY, a Virginia corporation (the “Issuer”), for value received promises to pay to Cede & Co. or registered assigns the principal sum of [                    ] (or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in Global Note attached hereto), on June 15, 2029.

Interest Payment Dates:	June 15 and December 15, commencing [ ].
Record Dates:	June 1 and December 1 (whether or not a Business Day).
Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

A-3-1

IN WITNESS WHEREOF, the Issuer has caused this 2029 Senior Note to be signed manually, electronically or by facsimile by its duly authorized officer.
THE BRINK’S COMPANY
By:
Name:
Title:

A-3-2

Certificate of Authentication
This is one of the 6.500% Senior Notes due 2029 referred to in the within-mentioned Indenture.
Wilmington Trust, National Association, as Trustee

By:
Authorized Signatory
Dated: June 12, 2024

A-3-3

[FORM OF REVERSE OF UNRESTRICTED NOTE]
THE BRINK’S COMPANY
6.500% SENIOR NOTE DUE 2029
1.    Interest. THE BRINK’S COMPANY, a Virginia corporation (the “Issuer”), promises to pay interest on the principal amount set forth on the face hereof at a rate of 6.500% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including June 12, 2024 to, but excluding, the date on which interest is paid. Interest shall be payable in arrears on each June 15 and December 15, commencing [        ]. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the actual days elapsed. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the 2029 Senior Notes.
2.    Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on June 1 or December 1 preceding the Interest Payment Date (whether or not a Business Day). Holders of Physical 2029 Senior Notes must surrender such Physical 2029 Senior Notes to a Paying Agent to collect principal payments. Prior to 10:00 A.M., New York City time, on each Interest Payment Date and Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds U.S. Dollars sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits such Paying Agents to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global 2029 Senior Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global 2029 Senior Notes represented thereby. The principal and interest on Physical 2029 Senior Notes shall be payable, either in person, by wire transfer or by mail, at the office of the Paying Agent or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the 2029 Senior Notes at their respective addresses set forth in the register of Holders of the 2029 Senior Notes, such payment information to be received by the Paying Agent or the Issuer at least 15 days prior to the applicable payment date. Final payment of principal at maturity with respect to a Physical 2029 Senior Note will only be made by the Trustee upon surrender of the related 2029 Senior Note to the Trustee at its Corporate Trust Office.
3.    Paying Agent and Registrar. Initially, Wilmington Trust, National Association, as trustee (the “Trustee”), will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without prior notice to the Holders. The Issuer or any Affiliate thereof may act as Paying Agent or Registrar.
4.    Indenture. The Issuer issued the 2029 Senior Notes under an Indenture dated as of June 12, 2024 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. This is one of an issue of 2029 Senior Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the 2029 Senior Notes include those stated in the Indenture. The 2029 Senior Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth
A-3-4

in the Indenture. In the event of a discrepancy between the terms of this 2029 Senior Note and the terms of the Indenture, the terms of the Indenture shall control.
5.    Optional Redemption.
At any time prior to June 15, 2026, the Issuer may on any one or more occasions redeem up to (i) 40% of the original aggregate principal amount of the 2029 Senior Notes issued under the Indenture on the Issue Date and (ii) all or a portion of any Additional 2029 Senior Notes issued after the Issue Date, upon not less than 10 nor more than 60 days’ notice to Holders of the 2029 Senior Notes, at a redemption price equal to 106.500% of the principal amount of the 2029 Senior Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, with an amount of cash no greater than the cash proceeds (net of underwriting discounts and commissions) of all Equity Offerings by the Issuer since the Issue Date; provided that:
(1)    at least 50% (calculated after giving effect to any issuance of Additional 2029 Senior Notes) of the original aggregate principal amount of 2029 Senior Notes issued under the Indenture (excluding 2029 Senior Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(2)    the redemption occurs within 120 days of the date of the closing of such Equity Offering.
In addition, prior to June 15, 2026, the Issuer may redeem the 2029 Senior Notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus the 2029 Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the rights of Holders of the 2029 Senior Notes to be redeemed on or after a record date for the payment of interest to receive interest on the relevant Interest Payment Date). The Issuer shall notify the Trustee of the 2029 Applicable Premium by delivering to the Trustee promptly after the calculation of such 2029 Applicable Premium, on or before the applicable Redemption Date, an Officer’s Certificate showing the calculation thereof in reasonable detail, and the Trustee shall have no responsibility for verifying or otherwise for such calculation or calculation of any redemption price or the 2029 Applicable Premium.
On or after June 15, 2026, the Issuer may on any one or more occasions redeem all or a part of the 2029 Senior Notes, upon not less than 10 nor more than 60 days’ notice to Holders of the 2029 Senior Notes, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2029 Senior Notes redeemed, to, but excluding, the applicable Redemption Date (subject to the rights of Holders of the 2029 Senior Notes to be redeemed on or after a record date for the payment of interest to receive interest on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on June 15 of the years indicated below:
A-3-5

Year	Percentage
2026	103.250%
2027	101.625%
2028 and thereafter	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the 2029 Senior Notes or portions thereof called for redemption on the applicable Redemption Date. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
The 2029 Senior Notes may also be redeemed in certain circumstances set forth in Section 3.09 of the Indenture.
Notwithstanding the foregoing provisions of this paragraph 5, the payment of accrued but unpaid interest in connection with the redemption of 2029 Senior Notes is subject to the rights of a Holder of 2029 Senior Notes on a record date for the payment of interest whose 2029 Senior Notes are to be redeemed on or after such record date but on or prior to the related Interest Payment Date to receive interest on such Interest Payment Date.
6.    Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 10 but not more than 60 days before the Redemption Date to each Holder of 2029 Senior Notes to be redeemed at its registered address (or to the extent permitted or required by applicable Depository procedures or regulations with respect to Global 2029 Senior Notes, sent electronically in .pdf format). The Issuer may instruct the Trustee in writing to send the notice of redemption in the name or and at the expense of the Issuer provided the Trustee receives such written instruction at least 5 days (or such shorter time as the Trustee may agree) prior to the date such notice of redemption is to be sent. If any 2029 Senior Note is to be redeemed in part only, the notice of redemption that relates to such 2029 Senior Note shall state the portion of the principal amount thereof to be redeemed. Any redemption and notice thereof may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in the notice relating to such redemption.
7.    Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Disposition and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding 2029 Senior Notes in accordance with the procedures set forth in the Indenture.
8.    Denominations, Transfer, Exchange. The 2029 Senior Notes are in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange 2029 Senior Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Issuer shall not be required to (i) transfer or exchange any 2029 Senior Note selected for redemption or (ii) transfer or exchange any 2029 Senior Note for a period of 15 days before a mailing of notice of redemption. The Registrar need not register the transfer of or exchange any 2029 Senior Notes or portion of a 2029 Senior Note selected for redemption, or register the
A-3-6

transfer of or exchange any 2029 Senior Notes for a period of 15 days before a mailing of notice of redemption.
9.    Persons Deemed Owners. The registered Holder of this 2029 Senior Note may be treated as the owner of this 2029 Senior Note for all purposes.
10.    Unclaimed Money. Subject to applicable law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer and the Guarantors for payment as general creditors unless an “abandoned property” law designates another Person.
11.    Amendment, Supplement, Waiver, Etc. The Indenture, the 2029 Senior Notes and such Note Guarantees may be amended or supplemented as provided in Article Eight of the Indenture.
12.    Restrictive Covenants. Subject to Section 4.15 of the Indenture, the Indenture imposes certain limitations on the ability of the Issuer and its Subsidiaries to, among other things, create liens, make Restricted Payments, enter into Sale and Leaseback Transactions or consolidate, merge or sell all or substantially all of the assets of the Issuer and its Subsidiaries and requires the Issuer to provide reports to Holders of the 2029 Senior Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.
13.    Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the 2029 Senior Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.
14.    Defaults and Remedies. The Events of Default relating to the 2029 Senior Notes are set forth in Article Six of the Indenture.
15.    Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.
16.    No Recourse Against Others. No director, officer, employee, incorporator or shareholder of the Issuer, any Guarantor, the Issuer or of any other Subsidiary of the Issuer, or any affiliate of the foregoing, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the 2029 Senior Notes, the Indenture or such Note Guarantees for such series or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2029 Senior Notes by accepting a 2029 Senior Note waives and releases all such liability. This waiver may not be effective to waive liabilities under the federal securities laws.
17.    Discharge. The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the 2029 Senior Notes or upon the irrevocable deposit with the Trustee of cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in such
A-3-7

amounts as will be sufficient to pay when due principal of and interest on the 2029 Senior Notes to maturity or redemption, as the case may be.
18.    Guarantees. From and after the Issue Date, the 2029 Senior Notes will be entitled to the benefits of certain Note Guarantees of such series made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
19.    Authentication. This 2029 Senior Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this 2029 Senior Note.
20.    Governing Law. THIS 2029 SENIOR NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
21.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
    The Brink’s Company
1801 Bayberry Court
Richmond, Virginia 23226
Facsimile: (804) 289-9765
Attention: General Counsel

A-3-8

ASSIGNMENT
I or we assign and transfer this 2029 Senior Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
and irrevocably appoint

Agent to transfer this 2029 Senior Note on the books of the Issuer. The Agent may substitute another to act for him.
Date:            Your Signature:
(Sign exactly as your name appears on the other side of this 2029 Senior Note)
Signature Guarantee:    ______________________________
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-3-9

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have all or any part of this 2029 Senior Note purchased by the Issuer pursuant to Section 4.08 or Section 4.09 of the Indenture, check the appropriate box:
    Section 4.08                Section 4.09
If you want to have only part of the 2029 Senior Note purchased by the Issuer pursuant to Section 4.08 or Section 4.09 of the Indenture, state the amount you elect to have purchased:
$
($2,000 or any integral multiple of $1,000
in excess thereof; provided that the part not
purchased must be at least $2,000)
Date:
Your Signature:    ___________________________________
(Sign exactly as your name appears on the face of this 2029 Senior Note)

Signature Guaranteed
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-3-10

Schedule of Exchanges of Interests in Global Note1
The following exchanges of a part of this Global 2029 Senior Note for an interest in another Global 2029 Senior Note or for a Physical 2029 Senior Note, or exchanges of a part of another Global 2029 Senior Note or Physical 2029 Senior Note for an interest in this Global 2029 Senior Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global 2029 Senior Note	Amount of increase in Principal Amount of this Global 2029 Senior Note	Principal Amount of this Global 2029 Senior Note following such decrease (or increase)	Signature of authorized signatory of Trustee

1 Insert in Global Securities only.
A-3-11

EXHIBIT A-4
[FORM OF UNRESTRICTED NOTE]
THE BRINK’S COMPANY
6.750% SENIOR NOTE DUE 2032
[Insert Global Note Legend, if applicable]
No. [  ]    CUSIP No. [ ]
    ISIN No. [          ]    $[ ]
THE BRINK’S COMPANY, a Virginia corporation (the “Issuer”), for value received promises to pay to Cede & Co. or registered assigns the principal sum of [                    ] (or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in Global Note attached hereto), on June 15, 2032.

Interest Payment Dates:	June 15 and December 15, commencing [ ].
Record Dates:	June 1 and December 1 (whether or not a Business Day).
Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

A-4-1

IN WITNESS WHEREOF, the Issuer has caused this 2032 Senior Note to be signed manually, electronically or by facsimile by its duly authorized officer.
THE BRINK’S COMPANY
By:
Name:
Title:

A-4-2

Certificate of Authentication
This is one of the 6.750% Senior Notes due 2032 referred to in the within-mentioned Indenture.
Wilmington Trust, National Association, as Trustee

By:
Authorized Signatory
Dated: June 12, 2024

A-4-3

[FORM OF REVERSE OF UNRESTRICTED NOTE]
THE BRINK’S COMPANY
6.750% SENIOR NOTE DUE 2032
1.    Interest. THE BRINK’S COMPANY, a Virginia corporation (the “Issuer”), promises to pay interest on the principal amount set forth on the face hereof at a rate of 6.750% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including June 12, 2024 to, but excluding, the date on which interest is paid. Interest shall be payable in arrears on each June 15 and December 15, commencing [        ]. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the actual days elapsed. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the 2032 Senior Notes.
2.    Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on June 1 or December 1 preceding the Interest Payment Date (whether or not a Business Day). Holders of Physical 2032 Senior Notes must surrender such Physical 2032 Senior Notes to a Paying Agent to collect principal payments. Prior to 10:00 A.M., New York City time, on each Interest Payment Date and Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds U.S. Dollars sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits such Paying Agents to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global 2032 Senior Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global 2032 Senior Notes represented thereby. The principal and interest on Physical 2032 Senior Notes shall be payable, either in person, by wire transfer or by mail, at the office of the Paying Agent or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the 2032 Senior Notes at their respective addresses set forth in the register of Holders of the 2032 Senior Notes, such payment information to be received by the Paying Agent or the Issuer at least 15 days prior to the applicable payment date. Final payment of principal at maturity with respect to a Physical 2032 Senior Note will only be made by the Trustee upon surrender of the related 2032 Senior Note to the Trustee at its Corporate Trust Office.
3.    Paying Agent and Registrar. Initially, Wilmington Trust, National Association, as trustee (the “Trustee”), will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without prior notice to the Holders. The Issuer or any Affiliate thereof may act as Paying Agent or Registrar.
4.    Indenture. The Issuer issued the 2032 Senior Notes under an Indenture dated as of June 12, 2024 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. This is one of an issue of 2032 Senior Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the 2032 Senior Notes include those stated in the Indenture. The 2032 Senior Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. In the event of a discrepancy between the terms of this 2032 Senior Note and the terms of the Indenture, the terms of the Indenture shall control.
A-4-4

5.    Optional Redemption.
At any time prior to June 15, 2027, the Issuer may on any one or more occasions redeem up to (i) 40% of the original aggregate principal amount of the 2032 Senior Notes issued under the Indenture on the Issue Date and (ii) all or a portion of any Additional 2032 Senior Notes issued after the Issue Date, upon not less than 10 nor more than 60 days’ notice to Holders of the 2032 Senior Notes, at a redemption price equal to 106.750% of the principal amount of the 2032 Senior Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, with an amount of cash no greater than the cash proceeds (net of underwriting discounts and commissions) of all Equity Offerings by the Issuer since the Issue Date; provided that:
(1)    at least 50% (calculated after giving effect to any issuance of Additional 2032 Senior Notes) of the original aggregate principal amount of 2032 Senior Notes issued under the Indenture (excluding 2032 Senior Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(2)    the redemption occurs within 120 days of the date of the closing of such Equity Offering.
In addition, prior to June 15, 2027, the Issuer may redeem the 2032 Senior Notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus the 2032 Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the rights of Holders of the 2032 Senior Notes to be redeemed on or after a record date for the payment of interest to receive interest on the relevant Interest Payment Date). The Issuer shall notify the Trustee of the 2032 Applicable Premium by delivering to the Trustee promptly after the calculation of such 2032 Applicable Premium, on or before the applicable Redemption Date, an Officer’s Certificate showing the calculation thereof in reasonable detail, and the Trustee shall have no responsibility for verifying or otherwise for such calculation or calculation of any redemption price or the 2032 Applicable Premium.
On or after June 15, 2027, the Issuer may on any one or more occasions redeem all or a part of the 2032 Senior Notes, upon not less than 10 nor more than 60 days’ notice to Holders of the 2032 Senior Notes, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2032 Senior Notes redeemed, to, but excluding, the applicable Redemption Date (subject to the rights of Holders of the 2032 Senior Notes to be redeemed on or after a record date for the payment of interest to receive interest on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on June 15 of the years indicated below:

Year	Percentage
2027	103.375%
2028	101.688%
2029 and thereafter	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the 2032 Senior Notes or portions thereof called for redemption on the applicable
A-4-5

Redemption Date. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
The 2032 Senior Notes may also be redeemed in certain circumstances set forth in Section 3.09 of the Indenture.
Notwithstanding the foregoing provisions of this paragraph 5, the payment of accrued but unpaid interest in connection with the redemption of 2032 Senior Notes is subject to the rights of a Holder of 2032 Senior Notes on a record date for the payment of interest whose 2032 Senior Notes are to be redeemed on or after such record date but on or prior to the related Interest Payment Date to receive interest on such Interest Payment Date.
6.    Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 10 but not more than 60 days before the Redemption Date to each Holder of 2032 Senior Notes to be redeemed at its registered address (or to the extent permitted or required by applicable Depository procedures or regulations with respect to Global 2032 Senior Notes, sent electronically in .pdf format). The Issuer may instruct the Trustee in writing to send the notice of redemption in the name or and at the expense of the Issuer provided the Trustee receives such written instruction at least 5 days (or such shorter time as the Trustee may agree) prior to the date such notice of redemption is to be sent. If any 2032 Senior Note is to be redeemed in part only, the notice of redemption that relates to such 2032 Senior Note shall state the portion of the principal amount thereof to be redeemed. Any redemption and notice thereof may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in the notice relating to such redemption.
7.    Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Disposition and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding 2032 Senior Notes in accordance with the procedures set forth in the Indenture.
8.    Denominations, Transfer, Exchange. The 2032 Senior Notes are in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange 2032 Senior Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Issuer shall not be required to (i) transfer or exchange any 2032 Senior Note selected for redemption or (ii) transfer or exchange any 2032 Senior Note for a period of 15 days before a mailing of notice of redemption. The Registrar need not register the transfer of or exchange any 2032 Senior Notes or portion of a 2032 Senior Note selected for redemption, or register the transfer of or exchange any 2032 Senior Notes for a period of 15 days before a mailing of notice of redemption.
9.    Persons Deemed Owners. The registered Holder of this 2032 Senior Note may be treated as the owner of this 2032 Senior Note for all purposes.
10.    Unclaimed Money. Subject to applicable law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer and the
A-4-6

Guarantors for payment as general creditors unless an “abandoned property” law designates another Person.
11.    Amendment, Supplement, Waiver, Etc. The Indenture, the 2032 Senior Notes and such Note Guarantees may be amended or supplemented as provided in Article Eight of the Indenture.
12.    Restrictive Covenants. Subject to Section 4.15 of the Indenture, the Indenture imposes certain limitations on the ability of the Issuer and its Subsidiaries to, among other things, create liens, make Restricted Payments, enter into Sale and Leaseback Transactions or consolidate, merge or sell all or substantially all of the assets of the Issuer and its Subsidiaries and requires the Issuer to provide reports to Holders of the 2032 Senior Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.
13.    Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the 2032 Senior Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.
14.    Defaults and Remedies. The Events of Default relating to the 2032 Senior Notes are set forth in Article Six of the Indenture.
15.    Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.
16.    No Recourse Against Others. No director, officer, employee, incorporator or shareholder of the Issuer, any Guarantor, the Issuer or of any other Subsidiary of the Issuer, or any affiliate of the foregoing, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the 2032 Senior Notes, the Indenture or such Note Guarantees for such series or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2032 Senior Notes by accepting a 2032 Senior Note waives and releases all such liability. This waiver may not be effective to waive liabilities under the federal securities laws.
17.    Discharge. The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the 2032 Senior Notes or upon the irrevocable deposit with the Trustee of cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient to pay when due principal of and interest on the 2032 Senior Notes to maturity or redemption, as the case may be.
18.    Guarantees. From and after the Issue Date, the 2032 Senior Notes will be entitled to the benefits of certain Note Guarantees of such series made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
19.    Authentication. This 2032 Senior Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this 2032 Senior Note.
A-4-7

20.    Governing Law. THIS 2032 SENIOR NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
21.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
    The Brink’s Company
1801 Bayberry Court
Richmond, Virginia 23226
Facsimile: (804) 289-9765
Attention: General Counsel

A-4-8

ASSIGNMENT
I or we assign and transfer this 2032 Senior Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
and irrevocably appoint

Agent to transfer this 2032 Senior Note on the books of the Issuer. The Agent may substitute another to act for him.
Date:            Your Signature:
(Sign exactly as your name appears on the other side of this 2032 Senior Note)
Signature Guarantee:    ______________________________
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-4-9

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have all or any part of this 2032 Senior Note purchased by the Issuer pursuant to Section 4.08 or Section 4.09 of the Indenture, check the appropriate box:
    Section 4.08                Section 4.09
If you want to have only part of the 2032 Senior Note purchased by the Issuer pursuant to Section 4.08 or Section 4.09 of the Indenture, state the amount you elect to have purchased:
$
($2,000 or any integral multiple of $1,000
in excess thereof; provided that the part not
purchased must be at least $2,000)
Date:
Your Signature:    ___________________________________
(Sign exactly as your name appears on the face of this 2032 Senior Note)

Signature Guaranteed
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-4-10

Schedule of Exchanges of Interests in Global Note1
The following exchanges of a part of this Global 2032 Senior Note for an interest in another Global 2032 Senior Note or for a Physical 2032 Senior Note, or exchanges of a part of another Global 2032 Senior Note or Physical 2032 Senior Note for an interest in this Global 2032 Senior Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global 2032 Senior Note	Amount of increase in Principal Amount of this Global 2032 Senior Note	Principal Amount of this Global 2032 Senior Note following such decrease (or increase)	Signature of authorized signatory of Trustee

1 Insert in Global Securities only.
A-4-11

EXHIBIT B
[FORM OF LEGEND FOR RESTRICTED SECURITIES]
Any Restricted Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Global Note) in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1)    REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, (A) IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (B) IS NOT A “U.S. PERSON” (WITHIN THE MEANING OF RULE 902 OF REGULATION S UNDER THE SECURITIES ACT), AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2)    AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE NEXT PARAGRAPH), EXCEPT:
(A)    TO THE ISSUER OR ANY SUBSIDIARY THEREOF; OR
(B)    PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR
(C)    TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR
(D)    IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; OR
(E)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
    THE RESALE RESTRICTION TERMINATION DATE WILL BE THE DATE (1) THAT IS AT LEAST SIX MONTHS AFTER THE LAST ORIGINAL ISSUE DATE HEREOF AND (2) ON WHICH THE ISSUER INSTRUCTS THE TRUSTEE THAT THIS LEGEND SHALL BE DEEMED REMOVED FROM THIS SECURITY, IN ACCORDANCE WITH THE
B-1

PROCEDURES DESCRIBED IN THE INDENTURE RELATING TO THIS SECURITY.
    PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE ISSUER AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-2

EXHIBIT C
[FORM OF LEGEND FOR GLOBAL NOTE]
Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

C-1

EXHIBIT D
[FORM OF LEGEND FOR REGULATION S NOTE]
Any Regulation S Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:
“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

D-1

EXHIBIT E-1
FORM OF CERTIFICATE OF TRANSFER
The Brink’s Company
1801 Bayberry Court
Richmond, Virginia 23226
Facsimile: (804) 289-9765
Attention: General Counsel

Wilmington Trust, National Association
1310 Silas Deane Highway
Wethersfield, CT 06109
Facsimile: 203-453-1183
Attention: The Brink’s Company, Notes Administrator
re: The Brink’s Company

Re:    6.500% Senior Notes due 2029
(CUSIP _________________)
(ISIN ___________________)
Reference is hereby made to the Indenture, dated as of June 12, 2024 (the “Indenture”), by and among The Brink’s Company (the “Issuer”), the Guarantors and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
______________ (the “Transferor”) owns and proposes to transfer the 2029 Senior Note[s] or interest in such 2029 Senior Note[s] specified in Annex A hereto, in the principal amount of ___________ in such 2029 Senior Note[s] or interests (the “Transfer”), to __________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.     Check if Transferee will take delivery of a beneficial interest in a Rule 144A Global 2029 Senior Note or a Physical 2029 Senior Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Physical 2029 Senior Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Physical 2029 Senior Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United
E-1-1

States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical 2029 Senior Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global 2029 Senior Note and/or the Physical 2029 Senior Note and in the Indenture and the Securities Act.
2.     Check if Transferee will take delivery of a beneficial interest in a Regulation S Global 2029 Senior Note or a Physical 2029 Senior Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical 2029 Senior Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global 2029 Senior Note and/or the Physical 2029 Senior Note and in the Indenture and the Securities Act.
3.     Check and complete if Transferee will take delivery of a beneficial interest in the Global 2029 Senior Note or a Physical 2029 Senior Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global 2029 Senior Notes and Restricted Physical 2029 Senior Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)     such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)     such Transfer is being effected to the Issuer or a Subsidiary thereof;
or
(c)     such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
(d)     such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904,
E-1-2

and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global 2029 Senior Note or Restricted Physical 2029 Senior Notes and the requirements of the exemption claimed, which certification is supported by, if such Transfer is in respect of a principal amount of 2029 Senior Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical 2029 Senior Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global 2029 Senior Note and/or the Physical 2029 Senior Notes and in the Indenture and the Securities Act.
4.     Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global 2029 Senior Note or an Unrestricted Physical 2029 Senior Note.
(a)     Check if Transfer is pursuant to Rule 144. (i)  The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical 2029 Senior Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global 2029 Senior Notes, on Restricted Physical 2029 Senior Notes and in the Indenture.
(b)     Check if Transfer is pursuant to Regulation S. (i)  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical 2029 Senior Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global 2029 Senior Notes, on Restricted Physical 2029 Senior Notes and in the Indenture.
(c)     Check if Transfer is pursuant to Other Exemption. (i)  The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical 2029 Senior Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global 2029 Senior Notes or Restricted Physical 2029 Senior Notes and in the Indenture.
E-1-3

(d)     Check if Transfer is pursuant to an Effective Registration Statement. (i)  The Transfer is being effected pursuant to and in compliance with an effective registration statement under the Securities Act and any applicable blue sky securities laws of any State of the United States and in compliance with the prospectus delivery requirements of the Securities Act and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical 2029 Senior Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global 2029 Senior Notes or Restricted Physical 2029 Senior Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:

Signature Guaranteed
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

E-1-4

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE]
(a)     a beneficial interest in a:
(i)     Rule 144A Global 2029 Senior Note (CUSIP _______________) (ISIN ________________), or
(ii)     Regulation S Global 2029 Senior Note (CUSIP _______________) (ISIN ________________), or
(b)     a Restricted Physical 2029 Senior Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)      a beneficial interest in the:
(i)     Rule 144A Global 2029 Senior Note (CUSIP _______________) (ISIN ________________), or
(ii)     Regulation S Global 2029 Senior Note (CUSIP _______________) (ISIN ________________), or
(iii)     Unrestricted Global 2029 Senior Note (CUSIP _______________) (ISIN ________________), or
(b)     a Restricted Physical 2029 Senior Note; or
(c)     an Unrestricted Physical 2029 Senior Note,
in accordance with the terms of the Indenture.

E-1-5

EXHIBIT E-2
FORM OF CERTIFICATE OF TRANSFER
The Brink’s Company
1801 Bayberry Court
Richmond, Virginia 23226
Facsimile: (804) 289-9765
Attention: General Counsel

Wilmington Trust, National Association
1310 Silas Deane Highway
Wethersfield, CT 06109
Facsimile: 203-453-1183
Attention: The Brink’s Company, Notes Administrator
re: The Brink’s Company

Re:    6.750% Senior Notes due 2032
(CUSIP _________________)
(ISIN ___________________)
Reference is hereby made to the Indenture, dated as of June 12, 2024 (the “Indenture”), by and among The Brink’s Company (the “Issuer”), the Guarantors and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
______________ (the “Transferor”) owns and proposes to transfer the 2032 Senior Note[s] or interest in such 2032 Senior Note[s] specified in Annex A hereto, in the principal amount of ___________ in such 2032 Senior Note[s] or interests (the “Transfer”), to __________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.     Check if Transferee will take delivery of a beneficial interest in a Rule 144A Global 2032 Senior Note or a Physical 2032 Senior Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Physical 2032 Senior Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Physical 2032 Senior Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United
E-2-1

States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical 2032 Senior Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global 2032 Senior Note and/or the Physical 2032 Senior Note and in the Indenture and the Securities Act.
2.     Check if Transferee will take delivery of a beneficial interest in a Regulation S Global 2032 Senior Note or a Physical 2032 Senior Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical 2032 Senior Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global 2032 Senior Note and/or the Physical 2032 Senior Note and in the Indenture and the Securities Act.
3.     Check and complete if Transferee will take delivery of a beneficial interest in the Global 2032 Senior Note or a Physical 2032 Senior Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global 2032 Senior Notes and Restricted Physical 2032 Senior Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)     such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)     such Transfer is being effected to the Issuer or a Subsidiary thereof;
or
(c)     such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
(d)     such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904,
E-2-2

and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global 2032 Senior Note or Restricted Physical 2032 Senior Notes and the requirements of the exemption claimed, which certification is supported by, if such Transfer is in respect of a principal amount of 2032 Senior Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical 2032 Senior Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global 2032 Senior Note and/or the Physical 2032 Senior Notes and in the Indenture and the Securities Act.
4.     Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global 2032 Senior Note or an Unrestricted Physical 2032 Senior Note.
(a)     Check if Transfer is pursuant to Rule 144. (i)  The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical 2032 Senior Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global 2032 Senior Notes, on Restricted Physical 2032 Senior Notes and in the Indenture.
(b)     Check if Transfer is pursuant to Regulation S. (i)  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical 2032 Senior Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global 2032 Senior Notes, on Restricted Physical 2032 Senior Notes and in the Indenture.
(c)     Check if Transfer is pursuant to Other Exemption. (i)  The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical 2032 Senior Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global 2032 Senior Notes or Restricted Physical 2032 Senior Notes and in the Indenture.
E-2-3

(d)     Check if Transfer is pursuant to an Effective Registration Statement. (i)  The Transfer is being effected pursuant to and in compliance with an effective registration statement under the Securities Act and any applicable blue sky securities laws of any State of the United States and in compliance with the prospectus delivery requirements of the Securities Act and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical 2032 Senior Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global 2032 Senior Notes or Restricted Physical 2032 Senior Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:

Signature Guaranteed
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

E-2-4

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE]
(a)     a beneficial interest in a:
(i)     Rule 144A Global 2032 Senior Note (CUSIP _______________) (ISIN ________________), or
(ii)     Regulation S Global 2032 Senior Note (CUSIP _______________) (ISIN ________________), or
(b)     a Restricted Physical 2032 Senior Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)      a beneficial interest in the:
(i)     Rule 144A Global 2032 Senior Note (CUSIP _______________) (ISIN ________________), or
(ii)     Regulation S Global 2032 Senior Note (CUSIP _______________) (ISIN ________________), or
(iii)     Unrestricted Global 2032 Senior Note (CUSIP _______________) (ISIN ________________), or
(b)     a Restricted Physical 2032 Senior Note; or
(c)     an Unrestricted Physical 2032 Senior Note,
in accordance with the terms of the Indenture.
E-2-5

EXHIBIT F-1
FORM OF CERTIFICATE OF EXCHANGE OF 2029 SENIOR NOTES
The Brink’s Company
1801 Bayberry Court
Richmond, Virginia 23226
Facsimile: (804) 289-9765
Attention: General Counsel
Wilmington Trust, National Association
1310 Silas Deane Highway
Wethersfield, CT 06109
Facsimile: 203-453-1183
Attention: The Brink’s Company, Notes Administrator
re: The Brink’s Company

Re:    6.500% Senior Notes due 2029
(CUSIP__________________)
(ISIN ___________________)
Reference is hereby made to the Indenture, dated as of June 12, 2024 (the “Indenture”), by and among The Brink’s Company (the “Issuer”), the Guarantors and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
____________ (the “Owner”) owns and proposes to exchange the 2029 Senior Note[s] or interest in such 2029 Senior Note[s] specified herein, in the principal amount of ____________ in such 2029 Senior Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.    Exchange of Restricted Physical 2029 Senior Notes or Beneficial Interests in a Restricted Global 2029 Senior Note for Unrestricted Physical 2029 Senior Notes or Beneficial Interests in an Unrestricted Global 2029 Senior Note
(a)        Check if Exchange is from beneficial interest in a Restricted Global 2029 Senior Note to beneficial interest in an Unrestricted Global 2029 Senior Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global 2029 Senior Note for a beneficial interest in an Unrestricted Global 2029 Senior Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global 2029 Senior Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with
F-1-1

the Securities Act and (iv) the beneficial interest in an Unrestricted Global 2029 Senior Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b)        Check if Exchange is from Restricted Physical 2029 Senior Note to beneficial interest in an Unrestricted Global 2029 Senior Note. In connection with the Owner’s Exchange of a Restricted Physical 2029 Senior Note for a beneficial interest in an Unrestricted Global 2029 Senior Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical 2029 Senior Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c)        Check if Exchange is from Restricted Physical 2029 Senior Note to Unrestricted Physical 2029 Senior Note. In connection with the Owner’s Exchange of a Restricted Physical 2029 Senior Note for an Unrestricted Physical 2029 Senior Note, the Owner hereby certifies (i) the Unrestricted Physical 2029 Senior Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical 2029 Senior Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Physical 2029 Senior Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.    Exchange of Restricted Physical 2029 Senior Notes for Beneficial Interests in Restricted Global 2029 Senior Notes.
(a)        Check if Exchange is from Restricted Physical 2029 Senior Note to beneficial interest in a Restricted Global 2029 Senior Note. In connection with the Exchange of the Owner’s Restricted Physical 2029 Senior Note for a beneficial interest in the [CHECK ONE] __ Rule 144A Global 2029 Senior Note, __Regulation S Global 2029 Senior Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global 2029 Senior Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global 2029 Senior Note and in the Indenture and the Securities Act.

F-1-2

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Owner]
By:
Name:
Title:
Dated: ________________

Signature Guaranteed
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
F-1-3

EXHIBIT F-2
FORM OF CERTIFICATE OF EXCHANGE OF 2032 SENIOR NOTES
The Brink’s Company
1801 Bayberry Court
Richmond, Virginia 23226
Facsimile: (804) 289-9765
Attention: General Counsel
Wilmington Trust, National Association
1310 Silas Deane Highway
Wethersfield, CT 06109
Facsimile: 203-453-1183
Attention: The Brink’s Company, Notes Administrator
re: The Brink’s Company

Re:    6.750% Senior Notes due 2032
(CUSIP__________________)
(ISIN ___________________)
Reference is hereby made to the Indenture, dated as of June 12, 2024 (the “Indenture”), by and among The Brink’s Company (the “Issuer”), the Guarantors and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
____________ (the “Owner”) owns and proposes to exchange the 2032 Senior Note[s] or interest in such 2032 Senior Note[s] specified herein, in the principal amount of ____________ in such 2032 Senior Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.    Exchange of Restricted Physical 2032 Senior Notes or Beneficial Interests in a Restricted Global 2032 Senior Note for Unrestricted Physical 2032 Senior Notes or Beneficial Interests in an Unrestricted Global 2032 Senior Note
(a)        Check if Exchange is from beneficial interest in a Restricted Global 2032 Senior Note to beneficial interest in an Unrestricted Global 2032 Senior Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global 2032 Senior Note for a beneficial interest in an Unrestricted Global 2032 Senior Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global 2032 Senior Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with
F-2-1

the Securities Act and (iv) the beneficial interest in an Unrestricted Global 2032 Senior Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b)        Check if Exchange is from Restricted Physical 2032 Senior Note to beneficial interest in an Unrestricted Global 2032 Senior Note. In connection with the Owner’s Exchange of a Restricted Physical 2032 Senior Note for a beneficial interest in an Unrestricted Global 2032 Senior Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical 2032 Senior Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c)        Check if Exchange is from Restricted Physical 2032 Senior Note to Unrestricted Physical 2032 Senior Note. In connection with the Owner’s Exchange of a Restricted Physical 2032 Senior Note for an Unrestricted Physical 2032 Senior Note, the Owner hereby certifies (i) the Unrestricted Physical 2032 Senior Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical 2032 Senior Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Physical 2032 Senior Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.    Exchange of Restricted Physical 2032 Senior Notes for Beneficial Interests in Restricted Global 2032 Senior Notes.
(a)        Check if Exchange is from Restricted Physical 2032 Senior Note to beneficial interest in a Restricted Global 2032 Senior Note. In connection with the Exchange of the Owner’s Restricted Physical 2032 Senior Note for a beneficial interest in the [CHECK ONE] __ Rule 144A Global 2032 Senior Note, __Regulation S Global 2032 Senior Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global 2032 Senior Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global 2032 Senior Note and in the Indenture and the Securities Act.

F-2-2

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Owner]
By:
Name:
Title:
Dated: ________________

Signature Guaranteed
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

F-2-3

EXHIBIT G
GUARANTEES
Each of the undersigned (the “Guarantors”) hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture, dated as of June 12, 2024, by and among The Brink’s Company (the “Issuer”), the Guarantors and Wilmington Trust, National Association, as trustee (as amended, restated or supplemented from time to time, the “Indenture”), and subject to the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes of a series, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Noteholders of such series or the Trustee, all in accordance with the terms set forth in Sections 9.09 through 9.14 of the Indenture, (b) in case of any extension of time of payment or renewal of any Notes of a series or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (c) all amounts due to the Trustee pursuant to the Indenture.
The obligations of the Guarantors to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Sections 9.09 through 9.14 of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note of such series to which this Guarantee is endorsed, by accepting such Note of such series, agrees to and shall be bound by such provisions.
[Signatures on Following Pages]

IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

BRINK’S, INCORPORATED,
as a Guarantor
By:
Name:
Title:

BRINK’S HOLDING COMPANY,
as a Guarantor
By:
Name:
Title:

PITTSTON SERVICES GROUP INC.,
as a Guarantor
By:
Name:
Title:

BRINK’S SECURITY INTERNATIONAL, INC.,
as a Guarantor
By:
    Name:
    Title:

BRINK’S NETWORK, INCORPORATED,
    as a Guarantor

By:
    Name:
    Title:
BRINK’S GLOBAL SERVICES USA, INC.,
as a Guarantor
By:
    Name:
    Title:
PAI MIDCO, INC.,
as a Guarantor
By:
    Name:
    Title:

EXHIBIT H
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , among                      (the “Guaranteeing Subsidiary”), a subsidiary of The Brink’s Company, a Virginia corporation (the “Issuer”), the Issuer, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of June 12, 2024 (the “Indenture”), providing for the issuance of the Issuer’s 6.500% Senior Notes due 2029 (the “2029 Senior Notes”) and the Issuer’s 6.750% Senior Notes due 2032 (the “2032 Senior Notes” and, together with the 2029 Senior Notes, the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Sections 9.09 through 9.14 thereof.
4.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or shareholder of the Issuer, any Guarantor, the Issuer or of any other Subsidiary of the Issuer, or any affiliate of the foregoing, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, this Supplemental Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver may not be effective to waive liabilities under the federal securities laws.
5.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE
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EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
6.    COUNTERPARTS. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement. Any signature to this Supplemental Indenture may be delivered by facsimile, electronic mail (including .pdf) or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee by an authorized person) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. The Issuer agrees to assume all risks arising out of the use of using electronic signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
7.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
8.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer, the Guarantors or the Guaranteeing Subsidiary by action or otherwise, (iii) the due execution hereof by the Issuer, the Guarantors or the Guaranteeing Subsidiary or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: ___________
[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:
THE BRINK’S COMPANY

By:
Name:
Title:
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[EXISTING GUARANTORS]

By:
Name:
Title:
WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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